Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (this “Agreement”), entered into as of May 31, 2021 (the “Effective Date”), is entered into by and among LianBio Inflammatory Limited, a company limited by shares organized and existing under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Lian”) LianBio, a corporation organized under the laws of the Cayman Islands (“LianBio”) (for purposes of Sections 2.9(a) (By Lian) and 14.17 (LianBio Guarantee)) and Lyra Therapeutics, Inc., a Delaware corporation (“Lyra”).

INTRODUCTION

WHEREAS, Lian wishes to obtain from Lyra and Lyra wishes to grant to Lian certain rights and licenses under intellectual property owned or controlled by Lyra to Develop, have Manufactured, and Commercialize the Licensed Product in the Field in the Territory (each as defined below), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless the context clearly indicates otherwise, the following terms used in this Agreement will have the meanings set forth in this Article 1 (Definitions):

1.1

“Accounting Standards” means, with respect to a Person, as applicable, (a) generally accepted accounting principles (“GAAP”) as practiced in the United States or (b) the International Financial Reporting Standards issued by the International Financial Reporting Standards Foundation and the International Accounting Standards Board, in each case, consistently applied.

1.2	“Acquired Party” has the meaning set forth in Section 2.9(c) (Business Combinations).

1.3

“Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates, determined as of immediately prior to the closing of such Change of Control.

1.4

“Action” means any claim, action, cause of action, or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.5

“Adverse Event” or “AE” has the meaning set forth in the PRC Measures for the Administration of Reporting and Surveillance of Drug Adverse Events (effective as of July 1, 2011) or the equivalent applicable Laws in any relevant Region, and generally means any untoward medical occurrence associated with the use of a product in human subjects, whether or not considered related to such product. An AE does not necessarily have a causal relationship with a product, that is, an AE can be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of such product.

1.6

“Affiliate” means, with respect to any Person, any entity controlling, controlled by or under common control with such first Person, at the time that the determination of affiliation is made and for as long as such control exists. For purposes of this definition, “control” means (a) direct or indirect ownership of more than 50% of the stock or shares having the right to vote for the election of directors of such Person (or if the jurisdiction where such Person is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such Laws; provided, however, that such ownership interest provides actual control over such Person), (b) status as a general partner in any partnership, or (c) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Affiliates of a Party exclude Persons who are financial investors of such Party or under common control of such financial investors other than such Party and its subsidiary entities.

1.7	“Agreement” has the meaning set forth in the Preamble.

1.8	“Alliance Manager” has the meaning set forth in Section 5.7(a) (Appointment).

1.9

“Anti-Corruption Laws” means laws, regulations, or orders prohibiting the provision of a financial or other advantage for a corrupt purpose or otherwise in connection with the improper performance of a relevant function, including without limitation, the US Foreign Corrupt Practices Act (FCPA), the Anti-Unfair Competition Law of the PRC and the Criminal Law of the PRC, and similar laws governing corruption and bribery, whether public, commercial or both, to the extent applicable in the applicable territory.

1.10	“Assigned Invention” has the meaning set forth in Section 7.1(a) (Inventions).

1.11	“Bankruptcy Code” means Title 11 of the United States Code, Section 101, et seq., as amended.

1.12	“Breaching Party” has the meaning set forth in Section 12.3(a) (Termination of Material Breach).

1.13	“Business Day” means any day, other than a Saturday or a Sunday, on which the banks in Boston, New York, Beijing, Hong Kong, and Cayman Islands are open for business.

1.14

“Calendar Quarter” means each of the three month periods ending on March 31, June 30, September 30, and December 31 of any Calendar Year; provided, however: (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the Calendar Quarter in which the Effective Date occurs; and (b) the last Calendar Quarter will extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.

1.15

“Calendar Year” means, for the first Calendar Year, the period beginning on the Effective Date and ending on December 31, 2021, and for each Calendar Year thereafter each 12-month period commencing on January 1, and ending on December 31, except that the last Calendar Year will commence on January 1 of the year in which this Agreement expires or terminates and end on the effective date of such expiration or termination.

1.16

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b)

a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of the applicable Party (including the issuance or sale of securities for financing purposes) or changing the form or jurisdiction of organization of such Party will not be deemed a “Change of Control” for purposes of this Agreement.

1.17	“Clinical Trial” means a trial in which human subjects or patients are dosed with a drug, whether approved or investigational.

1.18	“Clinical Supply Agreement” has the meaning set forth in Section 4.1 (Supply Agreement).

1.19	“CMC” means the Chemistry, Manufacturing, and Controls portion of any Regulatory Filing.

1.20	“CMC Data” means any data included in the CMC or in any supporting development reports thereto, in each case, with respect to any Licensed Product in any country in the world.

1.21	“Commercial Plan” has the meaning set forth in Section 4.4(b) (Commercial Plan).

1.22	“Commercial Supply Agreement” has the meaning set forth in Section 4.1 (Supply Agreement).

1.23

“Commercialization” means any and all activities related to the pre-marketing, launching, marketing, promotion (including advertising and detailing), labeling, bidding and listing, pricing and reimbursement, distribution, storage, handling, offering for sale, selling, having sold, importing and exporting for sale, having imported and exported for sale, distribution, having distributed, customer service and support, and post-marketing safety surveillance and reporting of a product (including the Licensed Product), but not including Development activities or Manufacturing. “Commercializing” or “Commercialize” will be construed accordingly.

1.24	“Commercially Reasonable Efforts” means, [***].

1.25	“Competing Product” means [***].

1.26

“Confidential Information” means (a) all trade secrets or confidential or proprietary information (including any tangible materials embodying any of the foregoing) of the disclosing Party or its Affiliates provided or disclosed (directly or indirectly) to the other Party or any of its Affiliates in connection with this Agreement or disclosed in connection with the Term Sheet, (b) “Confidential Information” (as defined in the Prior CDA) that was disclosed by or on behalf of a Party or any of its Affiliates to the other Party or an y of its Affiliates under the Prior CDA and (c) the terms and conditions of this Agreement (which shall be deemed the Confidential Information of both Parties); provided, however, that Confidential Information will not include information that:

(i)

is published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge, or the like through no breach of this Agreement on the part of the receiving Party or its Affiliates;

(ii)

is in the receiving Party’s or its Affiliates’ possession prior to disclosure by the disclosing Party hereunder, and not through a prior disclosure by the disclosing Party, without any obligation of confidentiality with respect to such information (as evidenced by the receiving Party’s written records or other competent evidence);

(iii)	is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party; or

(iv)

is independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence).

1.27	“Contract Manufacturing Organization” or “CMO” means any Third Party contract manufacturing organization.

1.28

“Control” or “Controlled” means the possession by a Party of the legal authority or right (whether by ownership, license, or otherwise other than pursuant to this Agreement), (a) with respect to any tangible Know-How, to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Filings, intangible Know-How, or other Intellectual Property, to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Filings, intangible Know-How, or other Intellectual Property on the terms set forth herein, in each case ((a) and (b)), without (i) breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense or (ii) paying any consideration to any Third Party, except for any Know-How, Patent Right, Regulatory Filing, Regulatory Approval or other property right that a Party in-licenses and under which the other Party elects to take a sublicense and agrees to make any associated payments to the applicable Third Party to the extent directly and specifically attributable to such other Party’s activities or exercise of its license to such Know-How, Patent Right, Regulatory Fling, Regulatory Approval or other property right, which will be considered under the Control of such Party, provided that any such payments made by Lian under such a sublicense will be subject to Section 6.3(c) (Third Party Payments). Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Patent Rights, Know-How, Regulatory Filing, Regulatory Approval, or other property right that are owned or in-licensed by an Acquirer except (A) with respect to any such Patent Rights, Know-How, Regulatory Filing, Regulatory Approval, or other property right arising from active participation by employees or consultants of the Acquirer in the Development, Manufacture, or Commercialization of Licensed Products in the Field after such Change of Control, or (B) to the extent that any such Patent Rights, Know-How, Regulatory Filing, Regulatory Approval, or other property right are actually included in or used in furtherance of the Development, Manufacture, or Commercialization of Licensed Products in the Field by the Acquirer after such Change of Control.

1.29

“Cost of Goods Sold” means a Party’s actual costs for the Manufacture of Licensed Products (or any component, precursor, or intermediate thereof), calculated in accordance with a Party’s internal accounting policies and principles (in accordance with its Accounting Standards, consistently applied). The Cost of Goods Sold for Manufacturing activities with respect to such Licensed Product (or any component, precursor, or intermediate thereof) includes costs for the following, in each case, directly allocable to the Manufacture of such Licensed Products:

(a)	[***]t;

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***];

(g)	[***];

(h)	[***]; and

(i)	[***];

but excludes [***].

1.30

“Cover,” “Covering,” or “Covered” means, when referring to the Licensed Product: (a) with respect to an issued Patent Right, that, in the absence of a license granted to a Person under an issued claim included in such Patent Right, the manufacture, use, sale, offer for sale or import by such Person of a specified activity with respect to such Licensed Product would infringe such claim, or (b) with respect to an application for Patent Rights, that, in the absence of a license granted to a Person under a claim included in such application, the manufacture, use, sale, offer for sale or import by such Person of a specified activity with respect to such Licensed Product would infringe such claim if such patent application were to issue as a patent.

1.31	“CRO” means a Third Party contract research organization.

1.32	“CRS” means chronic rhinosinusitis.

1.33	“Deficient Site” has the meaning set forth in Section 3.4(b) (Clinical Trial Audits).

1.34

“Development” means all internal and external (a) Clinical Trials and activities in support of Clinical Trials (including non-clinical and preclinical activities), and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing or Commercialization. Development will include development and regulatory activities for additional indications for a pharmaceutical product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication (such as post-marketing studies, observational studies, implementation and management of registries and analysis thereof, in each case, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.35	“Development Milestone Event” has the meaning set forth in Section 6.1(b) (Development Milestone Payment).

1.36	“Development Milestone Payment” has the meaning set forth in Section 6.1(b) (Development Milestone Payment).

1.37	“Development Plans” means the Territory-Specific Development Plan and the Global Development Plan, collectively.

1.38	“Dollars” or “US$” means United States dollars.

1.39	“Drug Matrix” has the meaning set forth in Section 1.79 (LYR-210 Product).

1.40	“Effective Date” has the meaning set forth in the Preamble.

1.41

“Export Control Laws” means all applicable U.S. laws and regulations relating to (a) sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended).

1.42	“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.43	“Field” means all palliative and therapeutic uses or indications in humans.

1.44

“First Commercial Sale” means with respect to the Licensed Product in any Region in the Territory, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such Region after Marketing Authorization for such Licensed Product has been obtained in such Region. First Commercial Sale excludes any sale or transfer of Licensed Product (a) to or between Lian, its Affiliates or its or their Sublicensees for further sale by such entity (but includes the subsequent sale by such entity to a Third Party that is not a Selling Party) or (b) as bona fide samples, as charitable donations, or for Clinical Trial or other Development purposes, any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program, in each case, where the Licensed Product is supplied at or below cost.

1.45	“Force Majeure” has the meaning set forth in Section 14.9 (Force Majeure).

1.46

“GCP” or “Good Clinical Practice” means all applicable then-current standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products, (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) as set forth in the PRC Good Clinical Practice for Pharmaceuticals effective as of September 1, 2003 and its subsequent amendments, (d) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), and (e) the equivalent applicable Laws in any relevant Region, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.47

“Generic Product” means, with respect to a particular Licensed Product in a Region, any product that (a) (i) contains the same or similar active pharmaceutical ingredient(s) as such Licensed Product and (ii) qualifies as a generic or is bioequivalent to and exchangeable with the Licensed Product, as determined by the applicable Regulatory Authority under the applicable Laws in such Region, (b) has received Regulatory Approval for use in such Region from the relevant Regulatory Authority in such Region, where such Regulatory Approval relied on or incorporated the Regulatory Approval for such Licensed Product in such Region or any clinical data contained in such Regulatory Approval, (c) during the Royalty Term is not owned or licensed by Lian under this Agreement; and (d) is sold in the same Region as the relevant Licensed Product by a Third Party that is not a Sublicensee or Affiliate of Lian and that did not purchase such product in a chain of distribution that included Lian or its Affiliates or its or their Sublicensees.

1.48	“Global Development Plan” has the meaning set forth in Section 3.3(b) (Global Development Plan).

1.49	“Global Phase III Trial” means the second of two planned global registrational Phase III Trials for the Licensed Product, as referenced in the Territory-Specific Development Plan as “Ph3-II”.

1.50

“GLP” or “Good Laboratory Practice” means all applicable then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the PRC Good Clinical Practice effective as of September 1, 2003, or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (OECD), and such standards of good laboratory practice as are required by the equivalent applicable Laws in the relevant Region and other organizations and governmental agencies in countries in which the Licensed Product is intended to be sold by the Party that is subject to such standards.

1.51

“GMP” or “Good Manufacturing Practice” means all applicable then-current standards for Manufacturing, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. §§ 201, 211, 600 and 610 and all applicable FDA guidelines and requirements, (b) European Directive 2003/94/EC for medicines and investigational medicines for human use and the applicable guidelines stated in the Eudralex guidelines, (c) Pharmaceutical Good Manufacturing Practice of the PRC effective as of March 1, 2011 and its appendices, (d) the principles detailed in the applicable ICH guidelines, (e) the conduct of an inspection by a Qualified Person (as defined therein) and the execution by such Qualified Person of an appropriate certification of inspection and (f) the equivalent applicable Laws in any relevant Region, each as may be amended and applicable from time to time.

1.52

“Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory, administrative, or taxing authority or functions of any nature pertaining to government.

1.53	“ICH” means the International Council for Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.54

“IND” means (a) an Investigational New Drug Application as defined in the United States Federal Food, Drug, and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States, (b) a clinical trial application filed with the NMPA to commence human clinical trials in the PRC, or (c) any equivalent application to the applicable Regulatory Authority, the filing of which is required to initiate clinical testing of a drug or device in humans in such Region.

1.55	“Indemnified Party” means a Person entitled to indemnification under Article 10 (Indemnification; Damages).

1.56	“Indemnifying Party” means a Party from whom indemnification is sought under Article 10 (Indemnification; Damages).

1.57

“Indication” means each separate and distinct disease, disorder, illness, health condition, or interruption, cessation or disruption of a bodily function, system, tissue type or organ, for which a separate Clinical Trial is performed and a separate Regulatory Approval Application (or a supplement to an existing Regulatory Approval Application) is required to be filed to obtain Regulatory Approval. By way of example, CRS and allergic rhinitis constitute separate “Indications”.

1.58	“Infringement” has the meaning set forth in Section 7.3(a) (Notice).

1.59	“Infringement Action” has the meaning set forth in Section 7.3(b) (Lian First Right).

1.60	“Infringement Claim” has the meaning set forth in Section 7.4 (Claimed Infringement).

1.61

“Intellectual Property” means all Patent Rights, rights to Inventions, copyrights, design rights, trademarks, trade secrets, Know-How, materials, and all other intellectual property rights (whether registered or unregistered), and all applications and rights to apply for any of the foregoing anywhere in the world.

1.62	“Invention” has the meaning set forth in Section 7.1(a) (Inventions).

1.63

“Joint Know-How” means Know-How developed or invented jointly by a Party’s or its Affiliates’, licensees’, Sublicensees’, or subcontractors’ employees, agents, or independent contractors, or any persons contractually required to assign or license such Know-How to such Party or any Affiliate of such Party, on the one hand, and the other Party’s or its Affiliates’, licensees’, Sublicensees’, or subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Know-How to such Party or any Affiliate of such Party, on the other hand, in the performance of activities under this Agreement during the Term.

1.64

“Joint Patent Right” means any Patent Right claiming any Invention conceived jointly by a Party’s or its Affiliates’, licensees, Sublicensees, or subcontractors’ employees, agents or independent contractors, or any persons contractually required to assign or license such Invention to such Party or any Affiliate of such Party, on the one hand, and the other Party’s or its Affiliates’, licensees’, Sublicensees’, or subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Invention to such Party or any Affiliate of such Party, on the other hand.

1.65	“JSC” has the meaning set forth in Section 5.1 (Formation; Purposes and Principles).

1.66

“Know-How” means all proprietary chemical and biological materials and other tangible materials, inventions, practices, methods, protocols, formulae, knowledge, know-how, trade secrets, processes, procedures, assays, skills, experience, techniques, information, data and results of experimentation and testing, including pharmacological, toxicological and pre-clinical and clinical test data and analytical and quality control data, whether patentable or otherwise.

1.67

“Law” or “Laws” means all laws, statutes, rules, codes, regulations, orders, decrees, judgments or ordinances of any Governmental Authority, or any license, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.68	“Lian” has the meaning set forth in the Preamble.

1.69	“Lian Indemnified Party” has the meaning set forth in Section 10.1 (Indemnification by Lyra).

1.70	“Lian Obligations” has the meaning set forth in Section 14.17 (LianBio Guarantee).

1.71

“Lian Technology” means the Patent Rights and Know-How Controlled by Lian, its Affiliates or Sublicensees (including Product Inventions and Patent Rights that claim any such Product Inventions) as of the Effective Date or during the Term of this Agreement, that are actually used by Lian, its Affiliates, or Sublicensees in the Development, Manufacture or Commercialization of the Licensed Product in the Field.

1.72	“LianBio” has the meaning set forth in the Preamble.

1.73

“Licensed Know-How” means any and all Know-How Controlled by Lyra or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Licensed Product in the Field, including any Assigned Inventions, but excluding any Joint Know-How. The Licensed Know-How as of the Effective Date includes the Know-How listed in Schedule 1.73 (Licensed Know-How).

1.74

“Licensed Mark(s)” means any mark(s) that Lyra or its Affiliates registers with a Governmental Authority in any Region in the Territory to be used in connection with the Commercialization of a Licensed Product.

1.75

“Licensed Patent Rights” means any and all Patent Rights Controlled by Lyra or any of its Affiliates as of the Effective Date or during the Term that (a) Cover the Licensed Know-How or (b) are otherwise necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Licensed Product in the Field in the Territory. The Licensed Patent Rights as of the Effective Date are listed in Schedule 1.75 (Licensed Patents). The Licensed Patent Rights exclude any Joint Patent Rights.

1.76	“Licensed Product” means (a) LYR-210 Product and (b) any improvements or updates thereto made by or on behalf of Lyra or its Affiliates using [***].

1.77	“Licensed Technology” means collectively Licensed Patent Rights, Licensed Know-How and Lyra or its Affiliates’ interests in the Joint Know-How and Joint Patent Rights.

1.78

“Losses” means damages, losses, liabilities, costs (including costs of investigation, defense), fines, penalties, taxes, expenses, or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), in each case, resulting from an Action.

1.79

“LYR-210 Product” means Lyra’s proprietary therapeutic combination product referred to by Lyra as “LYR-210”, comprised of [***] (the “Drug Matrix”) [***], as further described on Schedule 1.79 (LYR-210 Product) attached hereto.

1.80	“LYR-220 Product” means Lyra’s proprietary therapeutic combination product referred to by Lyra as “LYR-220”, comprised of a [***], as further described on Schedule 1.80 (LYR-220 Product), [***].

1.81	“Lyra” has the meaning set forth in the Preamble.

1.82	“Lyra Indemnified Party” has the meaning set forth in Section 10.2 (Indemnification by Lian).

1.83

“Manufacture” means all activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any pharmaceutical product (or any components or delivery systems thereof), including process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but excluding activities directed to Development or Commercialization. “Manufacturing” or “Manufactured” will be construed accordingly.

1.84

“Marketing Authorization” means the grant of all necessary final or conditional permits, registrations, authorizations, licenses, and approvals (or waivers) required for the Commercialization of the Licensed Product for use in the Field and in the Territory, including any Regulatory Approval for sale or marketing, and, where applicable, Pricing and Reimbursement Approvals.

1.85	“Milestone Payments” means Development Milestone Payments and Sales Milestone Payments.

1.86

“Net Sales” means, with respect to a Licensed Product in a Region for any period, the total amounts invoiced for sales of such Licensed Product in such Region for such period by Lian or any of its Affiliates or its or their Sublicensees (for the purpose of this definition, “Sublicensees” will not include any distributors or wholesalers) (each of the foregoing Persons, a “Selling Party”) to Third Parties that are not Selling Parties in the Territory, in bona fide arm’s length transactions, less the following deductions calculated in accordance with the Accounting Standards, related specifically to such Licensed Product and actually taken, paid, accrued, allowed, included, or allocated by the Selling Party in accordance with the Selling Party’s Accounting Standards, consistently applied, and not otherwise recovered by or reimbursed to the Selling Party, as set forth below (collectively, “Permitted Deductions”):

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***]; and

(f)	[***].

No amount for which deduction is permitted pursuant to the above shall be deducted more than once. In addition, to the extent any amounts deducted pursuant to the above are subsequently recovered by or reimbursed to the Selling Party, such recovered amounts shall be [***]; provided that, [***].

Net Sales will be calculated only once for the first bona fide arm’s length sale of the Licensed Product to a Third Party that is not a Selling Party. Net Sales does not include (a) [***], (b) [***], or (c) [***], in each case, where the Licensed Product is [***].

Subject to the above, Net Sales will be calculated in accordance with the standard internal policies and procedures of the Selling Party, if any, and copies of such policies and procedures will be furnished to Lyra upon request.

1.87	“NMPA” means the National Medical Product Administrations of the PRC, or its successor.

1.88	“Non-Breaching Party” has the meaning set forth in Section 12.3(a) (Termination by Material Breach).

1.89	“Party” means either Lyra or Lian; “Parties” means Lyra and Lian, collectively.

1.90	“Party Vote” has the meaning set forth in Section 5.5 (Decision-Making; Escalation to Senior Officers).

1.91	“Patent Challenge” has the meaning set forth in Section 12.3(d) (Patent Challenge).

1.92

“Patent Rights” means the rights and interests in and to (a) all patents and patent applications (including provisional applications), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any other pre- or post-grant forms of any of the foregoing, (b) any confirmation patent or registration patent or patent of addition, utility models, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like of any of the foregoing, and (c) any and all patents that have issued or in the future issue from the foregoing patent applications, including author certificates, utility models, petty patents, innovation patents and design patents and certificates of invention.

1.93	“Permitted Deductions” has the meaning set forth in Section 1.86 (Net Sales).

1.94	“Person” means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization or a Governmental Authority.

1.95	“Pharmacovigilance Agreement” has the meaning set forth in Section 3.10 (Pharmacovigilance).

1.96

“Phase III Trial” means a Clinical Trial of an investigational product in subjects that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to generate data and results that can be submitted to obtain Regulatory Approval as described in 21 C.F.R. 312.21(c), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States.

1.97	“PRC” means the People’s Republic of China, which for the purposes of this Agreement, excludes Hong Kong, Macau and Taiwan.

1.98

“Preclinical Development” means all internal and external non-clinical or preclinical activities related to pharmaceutical products, including non-clinical testing and research, toxicology testing and studies, preclinical studies.

1.99

“Pricing and Reimbursement Approval” means, with respect to the Licensed Product, the governmental approval, agreement, determination, or decision establishing the price or level of reimbursement for such Licensed Product in a given Region in the Territory prior to the sale of such Licensed Product in such Region in the Field in the Territory.

1.100	“Prior CDA” means the Mutual Confidential Disclosure Agreement, executed on February 25, 2019, by and between LianBio and Lyra.

1.101

“Product Inventions” means any Inventions, other than Assigned Inventions, that are necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Licensed Product in the Field.

1.102

“Prosecution” or “Prosecute” means, with respect to a particular Patent Right, all activities associated with the preparation, filing, prosecution, and maintenance of such Patent Right, as well as supplemental examinations, re-examinations, reissues, supplementary protection certificates and the like with respect to such Patent Right, together with the conduct of interferences, derivation proceedings, inter partes review, post-grant review, the defense of oppositions, and other similar proceedings with respect to such Patent Right.

1.103	“Region” means each of the PRC, Hong Kong, Macau, Taiwan, Singapore, South Korea, and Thailand.

1.104

“Regulatory Approval” means the final or conditional approval of the applicable Regulatory Authority necessary for the marketing and sale of a Licensed Product in the Field in a country(ies) or Region(s), excluding separate Pricing and Reimbursement Approval that may be applicable in a Region.

1.105

“Regulatory Approval Application” means an application to seek regular or expedited Regulatory Approval of the Licensed Product for sale or marketing in any country(ies) or Region(s) in the Territory, as defined in the applicable Laws and filed with the Regulatory Authority of such country(ies) or Region(s).

1.106

“Regulatory Authority” means any multinational, federal, national, state, provincial, or local regulatory agency, department, bureau, or other Governmental Authority with authority over the clinical development, Manufacture, marketing or sale of the Licensed Product in a Region, including the NMPA.

1.107

“Regulatory Exclusivity” means, with respect to a Licensed Product in a Region, the period of time during which: (a) a Party or its Affiliates or its or their Sublicensees has been granted the exclusive legal right by a Regulatory Authority in such Region to market and sell such Licensed Product; or (b) the data and information submitted by a Party or its Affiliates or its or their sublicensees to the relevant Regulatory Authority in such Region for purposes of obtaining Regulatory Approval of such Licensed Product in such Region may not be disclosed, referenced, or relied upon in any way by a Third Party or such Regulatory Authority (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of the Licensed Product) to support the Regulatory Approval of any product of a Third Party in such Region.

1.108

“Regulatory Filing” means any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to the Licensed Product, including any documents submitted to any Regulatory Authority, including INDs, Regulatory Approval Applications, and all correspondence with any Regulatory Authority with respect to any Licensed Product (including minutes of any meetings, telephone conferences, or discussions with any Regulatory Authority).

1.109	“Reversion License” has the meaning set forth in Section 12.5(c)(i) (License Grant to Lyra).

1.110	“ROFR” has the meaning set forth in Section 2.10 (Right of First Refusal for LYR-220 Product).

1.111	“ROFR Terms” has the meaning set forth in Section 2.10 (Right of First Refusal for LYR-220 Product).

1.112	“Royalty Term” has the meaning set forth in Section 6.2(b) (Royalty Term).

1.113	“Rules” has the meaning set forth in Section 13.2 (Arbitration).

1.114

“Safety Data” means any Adverse Event information from Clinical Trials and all results from non-clinical safety studies, including toxicology and carcinogenicity data (if any), with respect to the Licensed Product required by one or more Regulatory Authorities to be collected or to be reported to such Regulatory Authorities under applicable Laws, but excluding any information related to the efficacy of the Licensed Product.

1.115	“Sales Milestone Event” has the meaning set forth in Section 6.1(c) (Sales Milestone Payments).

1.116	“Sales Milestone Payment” has the meaning set forth in Section 6.1(c) (Sales Milestone Payments).

1.117	“Securitization Transaction” has the meaning set forth in Section 14.1(b) (Securitization).

1.118	“Sell-Off Period” has the meaning set forth in Section 12.5(g)(ii) (Sell-Off Period).

1.119	“Selling Party” has the meaning set forth in Section 1.86 (Net Sales).

1.120

“Senior Officers” means the Chief Executive Officer of each Party. If the position of any of the Senior Officers identified in this definition no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination of the identified position, then the applicable title of the Senior Officer set forth herein will be replaced with the title of another executive officer with responsibilities and seniority comparable to the eliminated Senior Officer, and the relevant Party will promptly provide notice of such replacement title to the other Party.

1.121	“Sublicense” means a grant of rights from Lian to a Sublicensee or an Affiliate under any of the rights licensed to Lian by Lyra under Section 2.1 (License Grants; Right of Reference).

1.122

“Sublicensee” means a Third Party sublicensee to which a Party or its Affiliates has granted rights under this Agreement or a Third Party licensee of rights with respect to the Licensed Product, which rights are retained by a Party under this Agreement with respect to such Licensed Product, or any further sublicensee of such rights (regardless of the number of tiers, layers, or levels of sublicenses of such rights).

1.123	“Supply Agreements” has the meaning set forth in Section 4.1 (Supply Agreement).

1.124

“Supply Failure” means, for a given [***], that Lyra has failed to supply or cause to be supplied to Lian those quantities of Licensed Product ordered in accordance with the terms of the applicable Supply Agreement, and [***].

1.125	“Tax Withholdings” has the meaning set forth in Section 6.5 (Tax Withholding).

1.126	“Term” has the meaning set forth in Section 12.1 (Term).

1.127	“Term Sheet” means that certain non-binding (except with respect to confidentiality obligations therein) term sheet by and between Lian and Lyra, dated as of March 4, 2021.

1.128	“Territory” means the PRC, Hong Kong, Macau, Taiwan, Singapore, South Korea, and Thailand.

1.129	“Territory-Specific Development Plan” has the meaning set forth in Section 3.3(a) (Territory-Specific Development Plan).

1.130	“Third Party” means any Person other than a Party or any of its Affiliates.

1.131	“Third Party Claim” has the meaning set forth in Section 10.3(a) (Notice).

1.132	“Third Party Losses” means Losses resulting from an Action by a Third Party.

1.133	“Trademark” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, domain names, symbols, designs, and combinations thereof.

1.134

“Two-Invoice Policy” means the policy described in “the Opinion on the Implementation of the ‘Two-Invoices’ System in the Procurement of Pharmaceutical Products by Public Medical Institutions (trial)” (Guoyigaibanfa [2016] No. 4), officially released on 9 January 2017 and in any other applicable Laws that mandates public hospitals or any other purchaser of drugs in mainland China to purchase drugs from the distributor that purchases the drugs directly from the drug manufacturer, limiting the total number of invoices to two.

1.135	“United States” or “U.S.” or “US” means the United States and its territories, possessions and commonwealths.

1.136

“Valid Claim” means either: (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights that (i) has not been irrevocably or unappealably disclaimed or abandoned, or been held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction; and (ii) has not been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or (b) a claim included in a patent application that has not been irretrievably cancelled, withdrawn, or abandoned, nor been pending for more than [***].

ARTICLE 2

LICENSE GRANTS

2.1	License Grants; Right of Reference.

(a)	License Grants to Lian. Subject to the terms and conditions of this Agreement, Lyra hereby grants to Lian:

(i)

an exclusive (even with respect to Lyra and its Affiliates, subject to this Section 2.1(a) (License Grants to Lian) and Section 2.5 (Lyra Right of Access and Reference)), sublicensable (solely as permitted under Section 2.2(a)) (Lian Right to Sublicense), non-transferable (except as provided Section 14.1 (Assignment)), royalty-bearing license under the Licensed Technology to Develop, and Commercialize and otherwise, use, offer for sale, sell, have sold, and import the Licensed Product in the Field in the Territory; and

(ii)

a non-exclusive, non-transferable (except as provided Section 14.1 (Assignment)), sublicensable (solely as permitted under Section 2.2(a)) (Lian Right to Sublicense) worldwide license under the Licensed Technology to Manufacture the Licensed Product solely for (1) Development solely for purposes of obtaining Regulatory Approval of the Licensed Product in the Field in the Territory; and (2) Commercialization of the Licensed Product in the Field in the Territory, provided that Lian will not practice under the license granted in this Section 2.1(a)(ii) unless and until the occurrence of (A) [***] or (B) [***], following the completion of the technology transfer described in Section 4.3 (Manufacturing Technology Transfer), subject to the terms set forth in Section 4.3 (Manufacturing Technology Transfer).

(b)

Lian Right of Access and Reference. Lyra hereby grants Lian and its Affiliates and Sublicensees access to, and a right of reference with respect to, (i) the Regulatory Filings, Regulatory Approvals, Marketing Authorizations, and (ii) all data generated by or on behalf of Lyra or its Affiliates or licensees relating to the Licensed Product, including clinical and preclinical data (including any such data generated from any Clinical Trial performed by or on behalf of Lyra or its Affiliates), Safety Data, and CMC Data, in each case, contained or referenced in any such Regulatory Filings, Regulatory Approvals or Marketing Authorizations, in each case ((i) and (ii)), Controlled by Lyra or its Affiliates as of the Effective Date or at any time during the Term and to the extent reasonably useful or necessary for Developing, seeking, and securing Regulatory Approval and Marketing Authorization for the Development, Manufacture, or Commercialization of the Licensed Product in the Field in the Territory. The foregoing rights include the right for Lian and, to the extent permitted under this Agreement, its Affiliates and Sublicensees, to make copies of and reproduce such documentation and information for the sole purposes set forth in this Section 2.1(b) (Lian Right of Access and Reference). Lyra will promptly provide to Lian all data generated by or on behalf of it or its Affiliates from any Clinical Trial or other non-clinical or pre-clinical study, in each case, for a Licensed Product that is necessary or reasonably useful to Lian or its Affiliates or Sublicensees for securing Regulatory Approval and Marketing Authorization for the Development, Manufacture, or Commercialization of the Licensed Product in Field and in the Territory.

2.2	Sublicensing and Subcontracting.

(a)

Lian Right to Sublicense. Lian will have the right to grant Sublicenses (through multiple tiers) to (i) its Affiliates and to independent contractors engaged pursuant to Section 2.3 (Performance by Independent Contractors) of any and all rights granted to Lian by Lyra pursuant to Section 2.1 (License Grants; Right of Reference) [***], and (ii) to Third Parties, [***], subject to the requirements of Section 2.2(b) (Sublicense Requirements); provided that any such sublicense to an Affiliate will terminate if such sublicensee ceases to be an Affiliate of Lian.

(b)

Sublicense Requirements. Each Sublicense granted by Lian to a Third Party pursuant to Section 2.2(a) (Lian Right to Sublicense) will be in writing and will be consistent with the relevant terms and conditions set forth in this Agreement. Any sublicense granted to a Third Party under this Section 2.2 (Sublicensing and Subcontracting) must [***], and provided that [***]. Lian shall keep Lyra informed through the JSC of each sublicense granted to an Affiliate or Third Party, specifying the name of the Sublicensee and the material terms (including duration) of the sublicense. No Sublicense will diminish, reduce or eliminate any obligation of either Party under this Agreement. Lian will be liable for any act or omission of its Sublicensees as if such Sublicensees were Lian hereunder and Lyra will have the right to proceed directly against Lian without any obligation to first proceed against such Sublicensee. Without limiting the foregoing, each Sublicense granted by Lian or its Affiliates to a Sublicensee will contain (i) confidentiality and non-use provisions at least as restrictive or protective as those set forth in Section 8.1 (Confidential Information) with respect to Lyra’s Confidential Information, (ii) if such Sublicense contains a right to Commercialize Licensed Products, such Sublicense will also contain the following provisions: (A) a requirement that the Sublicensee submit applicable sales or other reports to Lian to the extent necessary or relevant to the reports required to be made or records required to be maintained by Lian under this Agreement, and (B) audit requirements in favor of Lian consistent with those set forth in Section 6.4 (Audits), (iii) invention ownership and assignment provisions consistent with and no less restrictive than those set forth in Section 7.1 (Ownership of Intellectual Property), and (iv) if possible under applicable Law, Lian will use reasonable efforts to include in such Sublicense assignment and transfer of possession of, or a right to reference (which right of reference shall be sublicensable (through multiple tiers)) to, all Regulatory Filings and Regulatory Approvals Controlled by such Sublicensee pertaining to any Licensed Product Developed or Commercialized by such Sublicensee (which assignment or right of reference may also be provided to Lian); provided that, if despite using reasonable efforts Lian is unable to obtain such assignment and transfer of, or a right of reference to, such Regulatory Filings and Regulatory Approvals, then Lian will include in such Sublicense that upon termination of such Sublicense, Lian obtains such assignment and transfer of, or a right of reference to, such Regulatory Filings and Regulatory Approvals. Lian will provide Lyra with a copy of any such Sublicense agreement it enters into with a Third Party (other than Third Party subcontractors), within [***]days after the execution thereof, provided that [***].

(c)

Sublicense Survival. Upon the termination of this Agreement by Lyra pursuant to Sections 12.3(a) (Termination for Material Breach), 12.3(c) (Termination for Bankruptcy), 12.3(d) (Patent Challenge), or 12.3(e) (Termination for Cessation of Development or Commercialization), at the written request of any Sublicensee (other than Third Party subcontractors) who is not then in breach of its sublicense agreement, Lyra agrees to enter into a direct license agreement with such Sublicensee under the same terms and conditions of this Agreement (except for Section 6.1(a)) (Upfront Payment), effective upon the date that notice of such written request. If Lian terminates this Agreement pursuant to Section 12.3(b) (Termination by Lian for Convenience), then Lyra agrees to consider in good faith any request from any Sublicensee (other than Third Party subcontractors) to enter into a direct license agreement with such Sublicensee.

2.3

Performance by Independent Contractors. Lian may contract or delegate any portion of its obligations hereunder to a contractor subject to the terms and condition of Section 14.8 (Affiliates, Sublicensees, and Contractors); provided that Lian [***]. Lyra is responsible for the compliance of its Affiliates and contractors with the terms and conditions of this Agreement, and any act or omission of an Affiliate or contractor that would be a breach of this Agreement if performed by Lyra will be deemed to be a breach by Lyra under this Agreement. For clarity, Lian shall have no right to contract or delegate its obligations hereunder to any Affiliate of Lian or any contractor, CMO or other Third Party, in each case, under terms permitting the performance of any activities related to any Licensed Product outside the Territory, including any Manufacture (for any purpose) of any Licensed Product outside the Territory.

2.4

License Grant to Lyra. Lian hereby grants to Lyra and its Affiliates a non-exclusive, sublicensable (through multiple tiers), royalty-free, fully paid up, perpetual, and irrevocable license under any Product Inventions invented or otherwise developed or generated during the Term by or on behalf of Lian (including its Affiliates, or any of its or their employees, Sublicensees, independent contractors, or agents) to (a) Develop, Manufacture, and Commercialize and otherwise, make, have made, use, offer for sale, sell, have sold, and import the Licensed Product in the Field outside the Territory and (b) with prior written notice to Lian, conduct Preclinical Development and Development in the Territory (subject to the same restrictions with respect to Lyra’s retained rights under the Licensed Technology in the third sentence in Section 2.7 (No Implied Licenses; Reservation of Rights)) for the purposes of Preclinical Developing, Developing, and Commercializing the Licensed Product outside of the Territory.

2.5

Lyra Right of Access and Reference. Lian hereby grants Lyra and its Affiliates and Sublicensees access to, and a right of reference with respect to, (a) the Regulatory Filings, Regulatory Approvals, Marketing Authorizations and (b) all data generated by or on behalf of Lian or its Affiliates or Sublicensees relating to the Licensed Product, including clinical and preclinical data (including any such data generated from any Clinical Trial performed by or on behalf of Lian or its Affiliates), Safety Data, and CMC Data, in each case, contained or referenced in any such Regulatory Filings, Regulatory Approvals or Marketing Authorizations, in each case ((a) and (b)), Controlled by Lian or its Affiliates as of the Effective Date or at any time during the Term and to the extent reasonably useful or necessary for Developing, seeking, and securing Regulatory Approval and Marketing Authorization for the Development, Manufacture, or Commercialization of the Licensed Product in the Field in or outside the Territory. The foregoing rights include the right for Lyra and, to the extent permitted under this Agreement, its Affiliates and Sublicensees, to make copies of and reproduce such documentation and information for the sole purposes set forth in this Section 2.5 (Lyra Right of Access and Reference). Without limiting the foregoing, Lian shall use reasonable efforts to [***]. Lian will promptly provide to Lyra all data generated by or on behalf of it or its Affiliates from any Clinical Trial for a Licensed Product that is necessary or reasonably useful to Lyra or its Affiliates or Sublicensees for securing Regulatory Approval and Marketing Authorization for the Development, Manufacture, or Commercialization of the Licensed Product in Field outside the Territory.

2.6	Rights in Bankruptcy.

(a)

All rights and licenses now or hereafter granted by Lyra to Lian under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted to Lian pursuant to Section 2.1 (License Grants; Right of Reference) are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon any filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Lyra, Lyra agrees that Lian, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code, to the extent applicable. Without limiting the generality of the foregoing, Lyra and Lian intend and agree that any sale of Lyra’s assets that are necessary for the rights and licenses granted by Lyra to Lian under or pursuant to this Agreement (including, for the avoidance of doubt, the licenses granted to Lian pursuant to Section 2.1 (License Grants; Right of Reference)) under Section 363 of the Bankruptcy Code shall be subject to Lian’s rights under Section 365(n), that Lian cannot be compelled to accept a money satisfaction of its interests in the Intellectual Property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Lian’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Lian. Lyra will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all Intellectual Property licensed by Lyra under this Agreement. Lyra acknowledges and agrees that “embodiments” of Intellectual Property within the meaning of Section 365(n) include laboratory notebooks, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed Know-How, Licensed Patent Rights, and all information related to the Licensed Know-How or Licensed Patent Rights. If (i) a case under the Bankruptcy Code is commenced by or against Lyra, (ii) this Agreement is rejected in such case as provided in the Bankruptcy Code and (iii) Lian elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, Lyra (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will: (A) provide Lian with all such Intellectual Property (including all embodiments thereof) held by Lyra and such successors and assigns, or otherwise available to them, immediately upon Lian’s written request. Whenever Lyra or any of its successors or assigns provides to Lian any of the Intellectual Property licensed hereunder (or any embodiment thereof) pursuant to this Section 2.6(a) (Rights in Bankruptcy), Lian will have the right to perform Lyra’s obligations hereunder with respect to such Intellectual Property, but neither such provision nor such performance by Lian will release Lyra from liability resulting from rejection of the license or the failure to perform such obligations, except to the extent such release is provided under Section 365(n) or by operation of another provision of the Bankruptcy Code; and (B) not interfere with Lian’s rights under this Agreement, or any agreement supplemental hereto, to such Intellectual Property (including such embodiments), including any right to obtain such Intellectual Property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code. Following Lian’s exercise of its election under Section 365(n) of the Bankruptcy Code to retain its rights under this Agreement, Lian shall comply with and perform its obligations pursuant to Sections 365(n)(2)(B) and (2)(C) of the Bankruptcy Code.

(b)

All rights, powers and remedies of Lian provided in this Section 2.6 (Rights in Bankruptcy) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Lyra. The Parties intend the following rights to extend to the maximum extent permitted by applicable Law, and to be enforceable to the extent permitted under the Bankruptcy Code, including under Bankruptcy Code Section 365(n): (i) the right of access to any Intellectual Property (and all embodiments thereof) of Lyra or any Third Party that is licensed or sublicensed to Lian under this Agreement; and (ii) the right to contract directly with any Third Party to complete the contracted work.

2.7

No Implied Licenses; Reservation of Rights. No rights, other than those expressly set forth in this Agreement, are granted to either Party under this Agreement, and no additional rights will be deemed granted to either Party by implication, estoppel, or otherwise, with respect to any intellectual property rights. All rights not expressly granted by either Party or its Affiliates to the other Party under this Agreement are reserved. Notwithstanding anything to the contrary set forth in this Agreement, Lyra reserves the right (on behalf of itself, its Affiliates and its licensees, other than Lian and its Sublicensees) under the Licensed Technology, with the right to grant licenses and sublicenses through multiple tiers, to (a) conduct or have conducted Preclinical Development, Development, and Manufacturing of the Licensed Product anywhere in the world (including the Territory) for the purposes of Preclinical Developing, Developing and Commercializing the Licensed Product outside the Territory, provided that (i) Lyra will provide prior written notice to Lian of any Preclinical Development of the Licensed Product by or on behalf of Lyra within the Territory and (ii) any clinical Development of the Licensed Product by or on behalf of Lyra within the Territory will be subject to Lian’s prior written consent, not to be unreasonably withheld, and (b) perform, and have performed, its obligations under any Development Plan. Neither Party nor any of its Affiliates will use or practice under any Patent Rights licensed or provided to such Party or any of its Affiliates outside the scope of or otherwise not in compliance with the rights and licenses granted to such Party and its Affiliates under this Agreement.

2.8

Transfer of Licensed Know-How. [***], Lyra will disclose and make available to Lian the Licensed Know-How that exists as of the Effective Date. Lyra may make such Licensed Know-How available in such reasonable form as Lyra determines and is reasonably acceptable to Lian, including in the form such Licensed Know-How is maintained by Lyra. In addition, Lyra will provide periodic updates throughout the Term to Lian of any Know-How that Lyra or its Affiliates comes to Control that constitutes Licensed Know-How, and Lyra will (a) make available to Lian all such Licensed Know-How not previously provided to Lian hereunder, and (b) for a period of [***] after the initial Licensed Know-How transfer, provide Lian with reasonable assistance to facilitate the successful transfer of such Licensed Know-How; provided that [***].

2.9	Non-Compete.

(a)

By Lian. During the Term and subject to the terms of this Agreement, neither LianBio will, nor any of LianBio’s Affiliates will, nor Lian, nor any of its Affiliates will, directly or indirectly, Commercialize any Competing Product anywhere in the Territory, nor collaborate with, enable, or otherwise authorize, license, or grant any right to any Third Party to Commercialize any Competing Product anywhere in the Territory, in each case, in the field of [***]. Notwithstanding the foregoing, this Section 2.9(a) (By Lian) shall no longer apply to LianBio nor any of its Affiliates in the event that LianBio is no longer an Affiliate of Lian.

(b)

By Lyra. Subject to the terms of this Agreement, prior to the [***] neither Lyra will, nor any of its Affiliates will, directly or indirectly, Commercialize any Competing Product anywhere in the Territory, nor collaborate with, enable, or otherwise authorize, license, or grant any right to any Third Party to Commercialize any Competing Product anywhere in the Territory, in each case, in the field of [***].

(c)	[***].

(d)	[***].

2.10

Right of First Refusal for LYR-220 Product. If, at any time prior to the [***] anniversary of the Effective Date, Lyra decides to grant to a Third Party a license to Develop or Commercialize the LYR-220 Product in the Territory, and the material terms of which have been substantially agreed by Lyra, as reflected in a term sheet, letter of intent or other written documentation (“ROFR Terms”) then, prior to entering into any agreement with respect to any such license in the Territory, Lyra will provide written notice to Lian of such potential transaction, including [***]. Lian will have a right of first refusal (“ROFR”) with respect to obtaining such license in the Territory on the ROFR Terms, exercisable no later than [***] after Lian’s receipt of such notice. If Lian provides written notice to Lyra of its exercise of such right of first refusal within the applicable period, then Lian will have [***] from the date of Lyra’s receipt of such notice to negotiate and execute an amendment to this Agreement adding the LYR-220 Product to this Agreement [***]. [***]. If Lyra and Lian fail to reach a definitive agreement with respect to the Development or Commercialize of the LYR-220 Product in the Territory, then Lyra or any of its Affiliates will be free to enter into a definitive agreement with any Third Party with respect to the Development or Commercialization of LYR-220 Product in the Territory [***], provided that, if Lyra does not enter into such a definitive agreement with a Third Party, then [***]. Notwithstanding the foregoing, the obligations set forth in this Section 2.10 (Right of First Refusal for LYR-220 Product) will not apply to (a) a transaction that is a Change of Control of Lyra, (b) any agreement between Lyra or its Affiliates and any academic, government, or not-for-profit Third Party, and (c) any agreement between Lyra or its Affiliates and any CRO, CMO, or other Third Party under which such Third Party performs contract services on behalf of Lyra or its Affiliates that would grant such Third Party any license relating to the LYR-220 Product in all or any portion of the Territory.

ARTICLE 3

DEVELOPMENT

3.1	Development Responsibilities in General.

(a)

Development Diligence. Lian (directly, or through their respective Affiliates, Sublicensees and contractors) will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for the Licensed Product in the Territory, and Lyra (directly, or through its respective Affiliates, Sublicensees and contractors) will use Commercially Reasonable Efforts to (i) complete the planned Global Phase III Trial for the Licensed Product (subject to Lian’s compliance with its diligence obligations in this Section 3.1(a) (Development Diligence) with respect to such Global Phase III Trial), and (ii) seek and obtain Regulatory Approval for the Licensed Product in the U.S. Without limiting the foregoing and subject to Lyra’s compliance with its diligence obligations in the foregoing sub-clauses (i) and (ii) (but not, for clarity, dependent upon the prior completion of the activities in the foregoing sub-clauses (i) and (ii)), Lian will [***] engage Clinical Trial sites in the Territory and enroll up to [***] of the total number of Clinical Trial subjects in the planned Global Phase III Trial for the Licensed Product to be conducted by Lyra and Lian; provided that, [***].

(b)

Development Responsibilities. Subject to the terms and conditions of this Agreement, including this Article 3 (Development) and Section 5.5 (Decision-Making; Escalation to Senior Officers), Lian will have sole authority to, at its own costs and expense, Develop the Licensed Product for the purpose of obtaining Regulatory Approval in the Field in the Territory. Lian will be responsible for the day-to-day implementation of any Development activities for which it (or any of its Affiliates) is assigned responsibility under this Agreement (including under the Development Plans) and will keep Lyra reasonably informed as to the progress of such activities in accordance with Section 3.5(b) (Reporting).

3.2	Development Activities.

(a)

Regulatory Guidance. Promptly (and in any event within [***] months) following the Effective Date, Lian will seek NMPA guidance as to the classification of the Licensed Product as either a drug or device.

(i)	Drug Classification. If the NMPA provides guidance that the Licensed Product will be classified as a drug, then, [***].

(ii)	Device Classification. If the NMPA provides guidance that the Licensed Product will be classified as a device, then, [***].

(b)

Development in the Territory. Subject to the terms and conditions of this Agreement, Lian will lead Development activities for the Licensed Product in the Territory as required to obtain, support and maintain the Regulatory Approval of the Licensed Product for CRS in the Territory. Lian will have the right to determine after considering in good faith Lyra’s suggestions from which Regions all patients in any Clinical Trial for the Licensed Product conducted in the Territory are enrolled, provided that such sites selected by Lian for the Regions do not [***] under the Global Development Plan, and otherwise, the Parties will agree upon (i) [***]; provided however, if the NMPA requires or recommends additional study endpoints, a different study design, or other study protocol changes for the Phase III Trial that are not consistent with the study endpoints, study design, or study protocol contemplated by the IND in the U.S., and Lyra reasonably determines that accommodating such modifications in the Global Phase III Trial would materially delay Regulatory Approval of the Licensed Product in the U.S., then Lyra shall have the right to [***], and (ii) [***]. Notwithstanding anything to the contrary herein, if Lian does not provide its Clinical Trial data from the Global Phase III Trial in the PRC to Lyra prior to the date set forth in the Global Development Date for the U.S. data read-out for the Global Phase III Trial (which such date will be discussed and approved by the JSC), then Lyra shall have the right, [***].

3.3	Development Plans.

(a)

Territory-Specific Development Plan. All Development of the Licensed Product in the Territory will be conducted pursuant to a written a plan (the “Territory-Specific Development Plan”), the initial draft of which will be prepared by Lian and submitted to the JSC within [***] after the Effective Date [***]. The Territory-Specific Development Plan will contain in reasonable detail (i) [***], (ii) [***], and (iii) [***]. Lian will update the Territory-Specific Development Plan not less than [***], and either Party may propose modifications to the Territory-Specific Development Plan at any time, including with respect to the inclusion of any additional Indication (subject to Section 3.2(b) (Development in the Territory)), subject in each case [***]. [***], each update to the Territory-Specific Development Plan will become effective and supersede the then-current Territory-Specific Development Plan. In the event of any proposed change to the Territory-Specific Development Plan as a result of any interaction with any Regulatory Authority, the JSC will meet as promptly as practicable to review and discuss any such proposed changes and determine an appropriate revision

(if any) to the Territory-Specific Development Plan. If Lian is delayed in performing (or fails to perform) an obligation assigned to Lian in the Territory-Specific Development Plan as a result of Lyra’s failure to timely perform any of its obligations under this Agreement, then the timelines for the performance of Lian’s obligations under the Territory-Specific Development Plan will be extended commensurate with the delay caused by Lyra.

(b)

Global Development Plan. Lyra’s global Development of the Licensed Product outside of the Territory and, [***], clinical Development within the Territory will be conducted pursuant to a written plan (the “Global Development Plan”). [***], Lyra will provide to the JSC for its review and discussion the initial Global Development Plan. The Global Development Plan will include an outline of all major Development activities for the Licensed Product to be conducted throughout the world by Lyra. From time to time, Lyra may propose updates to the then-current Global Development Plan for the Licensed Products, to the JSC to review and discuss and, solely to the extent relating to activities to be conducted by Lian in the Territory, to determine whether to approve such activities.

3.4	Clinical Trial Audits.

(a)

Upon reasonable notification by Lyra and [***] based on an audit scope agreed upon by the Parties, [***] may conduct an audit, to the extent permitted under Lian’s applicable agreements, of Lian’s Sublicensees, subcontractors and all Clinical Trial sites engaged by Lian or its Affiliates or Sublicensees to perform Lian’s obligations under any Development Plans to ensure that the applicable Clinical Trials are conducted in compliance with such Development Plans, GCP, and applicable Law and meet Lyra’s Clinical Trial standards provided by Lyra from time to time during the Term. Lian will use Commercially Reasonable Efforts to obtain such audit rights from its Sublicensees, subcontractors and Clinical Trial sites engaged by Lian or its Affiliates and Sublicensees to enable [***] to audit such Persons in accordance with this Section 3.4 (Clinical Trial Audits), provided that if Lian is unable to obtain such audit rights, Lian will obtain the right to conduct substantially equivalent audits itself and, [***]. No later than [***] days after preparing or receiving the audit report, Lyra will provide Lian with a written summary of Lyra’s findings of any deficiencies or other areas of remediation that Lyra identifies during any such audit. Lian will [***] remediate any deficiencies identified in an audit report [***] within [***] days (or a reasonably longer, mutually agreed period (not to exceed [***] days) depending upon the deficiencies) following Lian’s receipt of such report, [***]. [***].

(b)

If either Party reasonably determines that any deficiencies with respect to a Global Phase III Clinical Trial site identified pursuant to Section 3.4 (Clinical Trial Audits) (each, a “Deficient Site”) may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from the conduct of any such Global Phase III Clinical Trial at such Deficient Site, or if the any such deficiencies are not remediated within the time period for remediation specified in Section 3.4(a), then such Party will notify the other Party of such Deficient Site and the Parties will discuss, attempt to agree upon, and implement a remediation plan for such Deficient Site. If the Parties do not agree to such a remediation plan for a Deficient Site that is participating in a global Clinical Trial, then [***].

(c)

Lian will provide Lyra with copies of all quality oversight or audit reports prepared in connection with any audit that Lian or its Affiliates or Sublicensees conduct of any Sublicensee, subcontractor, or Clinical Trial site that Lian or its Affiliates or Sublicensees have engaged or are evaluating to potentially engage to fulfill Lian’s obligations under a Global Development Plan or a Territory-Specific Development

Plan no later than [***] days after receiving or preparing any such report (as applicable), to the extent permitted under the applicable agreement and subject to redaction as Lian reasonably believes appropriate to protect confidential business information and other sensitive information as applicable. If Lyra believes in good faith that any such quality oversight or audit report may be necessary in connection with obtaining, supporting, or maintaining one or more Regulatory Approvals for a Licensed Product or for other communications with Regulatory Authorities outside of the Territory, then upon Lyra’s request, Lian will provide a certified translation thereof at Lyra’s sole cost and expense.

(d)

Compliance. Lian will conduct, and will ensure that all of its Affiliates, Sublicensees, and other Third Party subcontractors conduct, Development of the Licensed Product in the Field in the Territory in compliance with applicable Laws and, with respect to any such Development activities conducted as part of the Global Phase III Trial, in compliance with applicable FDA requirements to the extent necessary for the submission of data generated from such activities in Regulatory Filings.

3.5	Development Records and Reporting.

(a)

Records. Lian will maintain complete and accurate records of Development activities conducted by Lian in furtherance of seeking Regulatory Approval for the Licensed Product in the Field in the Territory. Such records will be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with applicable Laws.

(b)

Reporting. Lian will provide a written report to the JSC for review and discussion, at least [***], in English, describing in reasonable detail Lian’s activities and progress related to the pursuit of Regulatory Approval for the Licensed Product in the Field in the Territory. Lian will respond to the JSC’s reasonable questions or requests for additional information relating to such activities in a timely manner. Any copies of Regulatory Submissions that Lian provides or presents to the JSC shall be in the local language, provided that Lian will also provide to the JSC summaries of such documentation in English.

3.6

Development Costs. Except as set forth in this Section 3.6 (Development Costs), each Party will bear 100% of the costs and expenses it incurs in connection with its respective Development activities. With respect to the Development activities in support of the Global Phase III Trial for the Licensed Product to be conducted by Lyra and Lian in the Territory, Lian will be responsible for: (a) [***], and (b) [***]. As reasonably requested by Lian, Lyra will provide training in English to Lian’s Clinical Trial sites in the Territory. Lian will reimburse Lyra’s reasonable (a) [***] and (b) [***].

3.7	Regulatory Submissions and Approvals; Communications; Meetings.

(a)

Regulatory Filings and Approvals. Lian, or its relevant Affiliates or Sublicensees, will have the sole and exclusive right to file and hold all Regulatory Filings, and to apply for and maintain all Regulatory Approvals and Pricing and Reimbursement Approvals, in each case, for all Licensed Products in the Field in the Territory at Lian’s cost and expense in the name of Lian or any of its Affiliates and Sublicensees. The Parties will use good faith efforts to cooperate to effectuate this Section 3.7(a) (Regulatory Filings and Approvals), and if, after the Parties’ use of good faith efforts, Lian, or its Affiliate or Sublicensee [***]. Subject to the terms and conditions of this Agreement, Lian will be responsible, at its sole cost and expense, for all regulatory activities leading up to and including the obtaining of Regulatory Approvals and any Pricing and Reimbursement Approvals, as applicable, for Licensed Products in the Field from

Regulatory Authorities or Governmental Authorities in the Territory. Lian will conduct such activities (and any and all regulatory activities delegated to Lian in this Agreement) (A) in its own name, if Lian is the legal and beneficial owner of the Regulatory Approvals for the Licensed Products in the Field in the Territory, [***].

(b)

Regulatory Communications. Subject to applicable Law and this Section 3.7 (Regulatory Submissions and Approvals; Communications; Meetings), (i) Lian will oversee, monitor, and manage all interactions and communications with Regulatory Authorities with respect to the Licensed Products in the Field in the Territory and (ii) Lian will have final decision-making authority regarding all regulatory activities for the Licensed Products in the Field in the Territory, including the labeling strategy and the content of Regulatory Filings for Licensed Products. Lian will promptly provide Lyra with copies of all material communications or correspondence with Regulatory Authorities with respect to the Licensed Product in the Field in the Territory that are received by Lian from any Regulatory Authority or submitted by Lian to any Regulatory Authority. Lian will provide proposed material submissions by Lian to any Regulatory Authority to Lyra for review and comment sufficiently in advance of submission. Lian shall not unreasonably refuse to incorporate any of Lyra’s comments to such submissions.

(c)

Regulatory Meetings. Until such time as Lian obtains Regulatory Approval for the Licensed Product in the Field in the Territory, to the extent legally permissible and practicable, Lian will provide Lyra with reasonable prior written notice of all substantive meetings with Regulatory Authorities in the Territory regarding the Licensed Product if permitted by applicable Law or the Regulatory Authority. Lyra will have the right to request to be present as an observer at or participant in all such meetings with Regulatory Authorities to the extent permitted under applicable Law [***], and Lian will use reasonable efforts to permit Lyra to be present at, or participate in, any such meetings, as applicable.

(d)

Termination or Suspension of Clinical Trials. Notwithstanding any provision to the contrary set forth in this Agreement or the Pharmacovigilance Agreement, the Parties hereby agree that Lian may terminate or suspend any Clinical Trial relating to the Licensed Products in the Field in the Territory, and Lyra may terminate or suspend any Clinical Trial outside of the Territory, in each case, without the approval or consent of the JSC or the other Party and without violation or default under any provision set forth in this Agreement, if (i) a Regulatory Authority, institutional review board, or safety data review board for such Clinical Trial has required or recommended such termination or suspension or (ii) following review and discussion with the JSC, the Party seeking such termination believes in good faith that such termination or suspension is warranted because of observed safety risks to the study subjects. In either case, such Party will promptly notify the other Party in writing of such termination or suspension.

(e)

Regulatory Investigation or Inquiry. If any Regulatory Authority (i) contacts Lian or its Affiliate with respect to the alleged improper Development, Manufacture, or Commercialization of any Licensed Product, (ii) conducts, or gives notice of its intent to conduct, an inspection at Lian’s or its Affiliate’s facilities used in the Development of the Licensed Product, or (iii) takes, or gives notice of its intent to take, any other regulatory action with respect to any activity of Lian or its Affiliate that could reasonably be expected to adversely affect any Development, Manufacture, or Commercialization activities with respect to the Licensed Product outside of the Territory, then Lian will promptly notify Lyra in writing of such contact, inspection or notice.

3.8

No Harmful Actions. Each Party will promptly notify the other Party of all material communications or correspondence with Regulatory Authorities with respect to any Licensed Product in such Party’s territory that (a) are received by such Party or its Affiliates, Sublicensees, or other licensees (to the extent that such Party has the right to disclose such material communications or correspondence of other licensees and provided that such Party uses reasonable efforts to obtain such right from such other licensees) from any Regulatory Authority or submitted by such Party, its Affiliates or other licensees to any Regulatory Authority and (b) would reasonably be expected to impact the other Party’s Development, Manufacture, or Commercialization of the Licensed Products in the Field in the other Party’s territory. If either Party believes that the other Party is taking or intends to take any action with respect to a Licensed Product in such other Party’s territory that could have a material adverse impact upon the regulatory status of any Licensed Product in such Party’s territory, then such Party will have the right to bring the matter to the attention of the JSC and the Parties will discuss in good faith the views and suggestions of the JSC to minimize the impact of such action with respect to a Licensed Product in the other Party’s territory.

3.9

Development of the Licensed Products outside the Territory. Lyra retains the exclusive right and will be solely responsible and have sole discretion and control over the Development activities (including regulatory activities) of the Licensed Products anywhere in the world, other than in Territory. Lyra will, in its sole discretion, oversee, monitor and manage all interactions and communications with Regulatory Authorities with respect to such Licensed Products outside of the Territory. Lyra will have final decision-making authority regarding all regulatory activities, including the labeling strategy and the content of Regulatory Filings with respect to such Licensed Products outside of the Territory.

3.10

Pharmacovigilance. No later than [***] prior to (a) [***] or (b) [***], the Parties will negotiate in good faith and finalize the actions that the Parties will employ with respect to the Licensed Products to protect patients and promote their well-being in a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”). These responsibilities will include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of Adverse Event reports and any other information concerning the safety of any Licensed Product, including recall and withdrawal responsibilities, processes, and procedures. Such guidelines and procedures will be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable Law. Furthermore, such agreed procedure will be consistent with relevant ICH guidelines, except where such guidelines may conflict with existing local regulatory reporting safety reporting requirements, in which case local reporting requirement will prevail. Lian will be responsible for reporting quality complaints, Adverse Events, and safety data related to the Licensed Products in the Field to applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to Licensed Products in the Field in the Territory. Lyra will be responsible for reporting quality complaints, Adverse Events, and safety data related to Licensed Product to applicable Regulatory Authorities outside the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to Licensed Product outside the Territory. The Pharmacovigilance Agreement will also provide for a worldwide safety database to be maintained by Lyra at its sole cost and expense, which worldwide safety database will be accessible by Lian and its Affiliates, Sublicensees, and contractors to the full extent necessary for Lian to exercise its rights under this Agreement, comply with its obligations under this Agreement, and comply with all applicable Law. Each Party will comply with its respective obligations under such Pharmacovigilance Agreement and will cause its Affiliates and Sublicensees and contractors to comply with such obligations.

ARTICLE 4

MANUFACTURE, SUPPLY, AND COMMERCIALIZATION

4.1

Supply Agreements. Within [***] following the JSC’s approval of the Territory-Specific Development Plan, the Parties will negotiate in good faith and enter into a supply agreement for the Manufacture and supply of clinical quantities of Licensed Products by Lyra to Lian for use solely in connection with Clinical Trials and other Development of Licensed Products in the Field in the Territory (the “Clinical Supply Agreement”) and, no later than [***] prior to the date Lian anticipates its First Commercial Sale of the Licensed Products in the Territory, a supply agreement for the Manufacture and supply of commercial quantities of Licensed Products by Lyra to Lian for the commercial sale and distribution of Licensed Products in the Field in the Territory (the “Commercial Supply Agreement” and, together with the Clinical Supply Agreement, the “Supply Agreements”). Unless otherwise agreed or required by applicable Laws, the Supply Agreements will specify that Lyra will (or will cause its Affiliates to) Manufacture and supply, and Lian will purchase from Lyra, all of Lian’s, its Affiliates’ and Sublicensees’ requirements for the Licensed Products for the Development or Commercialization (as applicable) in the Field in the Territory in their finished form and at a price equal to (a) under the Clinical Supply Agreement, [***] and (b) under the Commercial Supply Agreement, [***]; provided [***].

4.2

Two-Invoice Policy. The Parties agree that in the event, under the Two-Invoice Policy and tendering policies and applicable Laws in a given province in the PRC, neither Lian nor any of its Affiliates can, based on their existing qualifications, distribute the Licensed Products for such province directly or indirectly to its distributors for the PRC, then, the Parties will use reasonable efforts to discuss in good faith alternative arrangements for the distribution of the Licensed Product in such province that complies with the Two-Invoice Policy as implemented in such province and that maintains the economic interests of the Parties as agreed under this Agreement.

4.3

Manufacturing Technology Transfer. In the event of (a)[***] or (b) [***], upon Lian’s written notice to Lyra, (i) the Parties will discuss in good faith and prepare a technology transfer plan pursuant to which Lyra will (A) provide access, and transfer, to Lian or a CMO designated by Lian that is approved by Lyra (which approval may not be unreasonably withheld, conditioned, or delayed) the Licensed Know-How Controlled by Lyra or its Affiliates that is necessary or reasonably useful for Lian or such CMO to Manufacture the Licensed Product in the Field in the Territory, and (B) provide all other reasonably necessary assistance and services to Lian [***] to enable Lian or its designated CMO to Manufacture the Licensed Product in substantially the same manner as Lyra or its Affiliates or CMOs (as applicable) Manufactures the Licensed Product for Lian; (ii) following agreement on such plan, Lyra will perform and execute the technology transfer plan in accordance with its terms at Lian’s cost and expense, and (iii) Lian will have the right to Manufacture or have Manufactured Licensed Products to satisfy the needs of Lian and its permitted Sublicensees and distributors in the Territory.

4.4	Commercialization.

(a)

Commercialization Diligence. Upon receipt of Marketing Authorization for the Licensed Product in the Field in a given Region in the Territory, Lian (directly, or through its Affiliates, Sublicensees, or contractors) will use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field in such Region in the Territory. Lian will have sole decision-making authority and control over the Commercialization of the Licensed Product in the Field in the Territory. [***].

(b)

Commercial Plan. All Commercialization of the Licensed Product in the Territory will be conducted pursuant to a Commercial Plan. No later than [***] prior to the [***], Lian will prepare a draft of a standard commercial plan for the Commercialization of the Licensed Product in the Field in such Region, including details with respect to (i) [***], (ii) [***], and (iii) [***] (the “Commercial Plan”). Such draft Commercial Plan and any material changes to the Commercial Plan, including proposed changes to the Commercial Plan as a result of any interaction with any Regulatory Authority, will be submitted to the JSC for review, discussion, and approval pursuant to Section 5.2 (Specific Responsibilities), subject to the decision-making and escalation procedures set forth in Section 5.5 (Decision-Making; Escalation to Senior Officers).

(c)

Reporting Obligations. Lian will update the JSC at the JSC’s regularly-scheduled meetings regarding Lian’s significant Commercialization activities for the Licensed Products in the Territory. Without limiting the foregoing, on [***] basis, beginning with the [***] following the first Regulatory Approval of a Licensed Product in the Field in the Territory (for the period ending December 31 of the prior Calendar Year), summarizing in reasonable detail Lian’s material Commercialization activities for such Licensed Product performed to date (or updating such report for activities performed since the last such report was given hereunder, as applicable).

(d)	Trademarks.

(i)

Subject to review and discussion by the JSC, Lian will have the right to brand the Licensed Products in the Field in the Territory using Lian related Trademarks and any other Trademarks and trade names it determines appropriate for the Licensed Products, which branding may vary by Region or within a Region. Lian will own all rights in such Trademarks and register and maintain such Trademarks in the countries and regions within the Territory, where and how it determines appropriate.

(ii)

Lian will also have the right to brand the Licensed Products in the Field and in the Territory using the Licensed Marks, and Lian will comply with Lyra’s reasonable trademark usage guidelines and quality control guidelines in effect from time to time as provided by Lyra. Lyra will own and retain all rights to the Licensed Marks (together with all goodwill associated therewith) in the Territory, and will prepare, file, prosecute, and maintain all Licensed Marks in the Territory at its own expense; provided, however, Lyra will provide to Lian copies of all applications, submissions, communications, and correspondence intended to be sent to, sent to or received by Governmental Authorities or Third Parties in connection with such filing, prosecution, and maintenance of the Licensed Marks in the Territory so that Lian may review and comment thereon (which will be provided with sufficient advanced notice so that Lian may meaningfully review and comment, to the extent practicable), and will incorporate any reasonable comments provided by Lian with respect to such applications, submissions, communications, or correspondence. Subject to terms and conditions of this Agreement, Lyra will grant and hereby grants an exclusive, sublicensable (subject to Section 2.2) (Sublicensing and Subcontracting), fully paid-up, royalty free, non-transferrable (subject to Section 14.1 (Assignment)) license under the Licensed Marks for Lian to Commercialize the Licensed Products in the Field in the Territory.

(iii)

Diversion. Subject to applicable Law, each Party hereby covenants and agrees that (A) it and its Affiliates will not, and it will contractually obligate (and use reasonable efforts to enforce such contractual obligation) its licensees, Sublicensees and contractors not to, directly or indirectly, actively promote, market, distribute, import, sell or have sold any Licensed Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like, in the other Party’s territory, and (B) neither Party will engage, nor permit its Affiliates, Sublicensees, or contractors to engage, in any advertising or promotional activities relating to any Licensed Product for use directed primarily to customers or other buyers or users of such product located in any country, Region or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country, Region or jurisdiction in the other Party’s territory. If Lyra or Lian or any of its Affiliates or sublicensees receives any order for Licensed Product for use from a prospective purchaser located in a country or jurisdiction outside such Party’s territory, then such Party, its Affiliates or sublicensees shall immediately refer that order to the other Party and shall not accept any such orders. Neither Lyra nor Lian shall, nor permit its Affiliates or sublicensees to, deliver or tender (or cause to be delivered or tendered) any Licensed Product for use in the other Party’s territory.

(e)

Marking. To the extent permitted by applicable Law, Lian shall use reasonable efforts to include on all packaging for each Licensed Product a designation (i) that the Licensed Product incorporates the Licensed Patent Rights, including the word “patent” or the abbreviation “pat.” and either the relevant Licensed Patent Rights or a web address that is freely accessible to the public and that lists the relevant Licensed Patent Rights and (ii) if applicable, that the Licensed Product is Manufactured by Lyra, which designations must be in accordance with applicable Laws in the Territory. Lian shall use reasonable efforts to ensure that all Sublicensees and applicable subcontractors mark the Licensed Product accordingly.

(f)

No Violation. Notwithstanding any provision to the contrary set forth herein, Lian (including its Affiliates, Sublicensees, and contractors) will not be obligated to undertake or continue any Commercialization activities with respect to Licensed Products if Lian (or its Affiliates, Sublicensees or contractors, as applicable) reasonably determines that performance of such Commercialization activity would violate applicable Laws or infringe any Third Party Patent Rights.

ARTICLE 5

GOVERNANCE; JOINT STEERING COMMITTEE

5.1

Formation; Purposes and Principles. [***], Lyra and Lian will form a joint steering committee (the “JSC”) to provide oversight and to facilitate information sharing between the Parties with respect to the activities of the Parties under this Agreement.

5.2

Specific Responsibilities. In addition to its overall responsibility to provide strategic oversight and to facilitate information sharing between the Parties with respect to the activities of the Parties under this Agreement, the JSC will:

(a)	coordinate and share information with respect to the Development and Commercialization of the Licensed Product by Lian in the Territory and by Lyra outside the Territory;

(b)	coordinate and share information with respect to the Manufacture of the Licensed Products by Lyra, for so long as Lyra is supplying Licensed Products to Lian;

(c)

keep each Party reasonably informed of the other Party’s Development and Commercialization activities and interactions with Regulatory Authorities in the other Party’s territory, by receiving updates from the Party conducting such activities to the extent that such activities materially impact or would reasonably be expected to materially impact the other Party’s Development, Manufacture or Commercialization of the Licensed Products in the Territory;

(d)	[***];

(e)

keep Lyra informed of each sublicense granted, and each subcontract entered into, by Lian, as described in Section 2.2(a) (Sublicense Requirements) and Section 2.3 (Performance by Independent Contractors);

(f)	[***];

(g)	review and discuss the initial Global Development Plan, and each update thereto, as described in Section 3.3(b) (Global Development Plan);

(h)

review, discuss, and determine whether to approve (i) any activities to be conducted by Lian in the Territory under the Global Development Plan, as described in Section 3.3(b) (Global Development Plan) and (ii) the date for the U.S. data read-out for the Global Phase III Trial under the Global Development Plan ;

(i)

review and discuss the termination or suspension of any Clinical Trial relating to the Licensed Product in light of observed safety risks to the study subjects, as described in Section 3.7(d) (Termination or Suspension of Clinical Trials);

(j)	review, discuss, and determine matters that may have a material adverse impact upon the regulatory status of the Licensed Products, as described in Section 3.8 (No Harmful Action);

(k)	[***];

(l)	[***];

(m)	review and discuss the Trademarks and trade names used for the Licensed Products for each Region, as described in Section 4.4(d)(i) (Trademarks);

(n)

review and discuss proposed publications that cover the results of Development or Commercialization of Licensed Products in the Field in the Territory for which a Party has concerns of a potential competitive advantage, and resolve such concerns, as described in Section 8.2(b) (Publicity); and

(o)	perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement to the extent agreed to in writing by the Parties.

5.3

Membership. The JSC will be composed of a total of [***] representatives of each Party, which will be appointed by each of Lyra and Lian, respectively. Each individual appointed by a Party as a representative to the JSC will be an employee of such Party with sufficient seniority and decision-making authority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities, and have knowledge and expertise in the Development and Commercialization of products similar to the Licensed Products under this Agreement. The JSC may change its size from time to time by consent of its members, provided that the JSC will consist at all times of an equal number of representatives of each Party, unless otherwise agreed by the Parties in writing. Each Party may replace any of its JSC representatives at any time upon written notice to the other Party, which notice may be given by e-mail, sent to the other Party’s co-chairperson. The JSC will be co-chaired by one designated representative of each Party. The co-chairperson of the JSC will cast its Party’s vote on the JSC and such designee will have the authority to make decisions on behalf of such Party. Each co-chairperson will alternate being responsible for each meeting for (a) calling and conducting meetings, (b) preparing and circulating an agenda in advance of each meeting; provided, however, that the applicable co-chairperson will include any agenda items proposed by either Party on such agenda, (c) preparing minutes of each meeting that reflect the material decisions made and action items identified at such meetings promptly thereafter, and (d) sending draft meeting minutes to each member of the JSC for review and approval within [***] days after each JSC meeting. Meeting minutes issued in accordance with clause (d) of this Section 5.3 (Membership) will be deemed approved unless [***] members of the JSC objects to the accuracy of such minutes within [***] Business Days of receipt. The Alliance Managers will work with the chairpersons to prepare and circulate agendas and to ensure the preparation and approval of minutes. Each JSC representative will be subject to confidentiality obligations no less stringent than those in Article 8 (Confidentiality and Publicity).

5.4

Meetings; Reports. The JSC will hold meetings at least [***] per Calendar Quarter during the Term for so long as the JSC exists, unless the Parties agree in writing to a different frequency. No later than [***] Business Days prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the applicable co-chairperson will prepare and circulate an agenda for such meeting. Either Party may also call a special meeting of the JSC by providing at least [***] Business Days prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party will work with the applicable co-chairperson of the JSC and the Alliance Managers to provide the members of the JSC no later than [***] Business Day prior to the special meeting with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. The JSC may meet in person or by audio or video conference as its representatives may agree. Other representatives of the Parties, their Affiliates, or Third Parties involved in the Development, Manufacture, or Commercialization of Licensed Products may be invited by the members of the JSC to attend meetings as non-voting observers if such representatives are subject to confidentiality obligations no less stringent than those set forth in Article 8 (Confidentiality and Publicity). No action taken at a meeting will be effective unless at least [***] of each Party (which [***] not such Party’s Alliance Manager) is present or participating. Neither Party will unreasonably withhold attendance of at least one representative of such Party at any meeting of the JSC for which reasonable advance notice was provided.

5.5

Decision-Making; Escalation to Senior Officers. The Parties will endeavor in good faith and in compliance with this Agreement to reach unanimous agreement with respect to all matters within the JSC’s authority. Each Party’s representatives on the JSC will collectively have one vote, (the “Party Vote”) and no action or decision will be taken by the JSC without unanimous Party Vote (i.e., the affirmative Party Vote of each Party). If the JSC is not be able to reach agreement with respect to a matter at a duly called meeting of the JSC, then either Party may refer such matter to the Senior Officers for resolution, and the Senior Officers will attempt to resolve the matter in good faith. If the Senior Officers fail to resolve such matter within [***] Business Days after the date on which the matter is referred to the Senior Officers (unless a longer period is agreed to by the Parties), then Lian will have the final decision-making authority as to all matters relating to [***], except for (a) [***], (b) [***] (i) [***], (ii) [***], or (iii) [***] (A) [***] or (B) [***]; and (c) [***]. Lyra will have final decision-making authority over [***]. The status quo with respect to any matter that is not subject to a Party’s final decision-making authority, and is not resolved at the JSC or by escalation to the Senior Officers as described above, will [***].

5.6

Limitations. Notwithstanding anything to the contrary, neither Party will have the final decision-making authority on amending or updating the Development Plans in any way that would materially alter the scope of the other Party’s obligations hereunder, increase the other Party’s financial obligations hereunder, or result in the disclosure of the Confidential Information of the other Party, in each case, without the other Party’s prior written consent. Notwithstanding any provision of this Article 5 (Governance; Joint Steering Committee) to the contrary, the JSC will not have the authority to amend the terms or conditions of this Agreement.

5.7	Alliance Managers.

(a)

Appointment. Each Party will appoint a person to oversee interactions between the Parties for all matters related to the Development and Commercialization of Licensed Products between meetings of the JSC (each, an “Alliance Manager”). The Alliance Managers will have the right to attend all meetings of the committees as non-voting participants and may bring to the attention of the JSC any matters or issues either Alliance Manager reasonably believes should be discussed and will have such other responsibilities as the Parties may agree in writing. Each Party may replace its Alliance Manager at any time or may designate different Alliance Managers with respect to Development and Commercialization matters, respectively, by notice in writing to the other Party.

(b)

Responsibility. The Alliance Managers will have the responsibility of creating and maintaining a constructive work environment within the JSC and between the Parties for all matters related to this Agreement. Without limiting the generality of the foregoing, each Alliance Manager will:

(i)	provide a single point of communication within the Parties’ respective organizations and between the Parties with respect to this Agreement;

(ii)	coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement; and

(iii)

take such other steps as may be required to ensure that meetings of the JSC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including working with the co-chairpersons with respect to the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

ARTICLE 6

FINANCIAL PROVISIONS

6.1	Upfront Payment; Milestone Payments.

(a)

Upfront Payment. Subject to the terms and conditions of this Agreement, Lian will pay Lyra a non-refundable, non-creditable, and not subject to set-off payment in the amount of $ 12,000,000 U.S. Dollars, which upfront payment will be due and payable to Lyra within [***] Business Days following the Effective Date.

(b)

Development Milestone Payment. During the Term, upon the achievement by or on behalf of a Party or its Affiliates or Sublicensees of any milestone event set forth below in Table 6.1(b) (Development Milestone Payments) (each, a “Development Milestone Event”) for the Licensed Product, the achieving Party will notify the other Party promptly after the occurrence thereof, and Lian will pay Lyra a non-refundable, non-creditable, and not subject to set-off, milestone payment set forth in the table below (each, a “Development Milestone Payment”) no later than [***] days after its achievement of such milestone event. Each of the milestone payments set forth below in Table 6.1(b) (Development Milestone Payment) is payable [***].

Table 6.1(b) (Development Milestone Payments)
Development Milestone Event	Development Milestone Payment (in Dollars)
1. [***]	[	***]
2. [***]	[	***]
4. [***]	[	***]
5. [***]	[	***]
6. [***]	[	***]
Total	[	***]

(c)

Sales Milestone Payments. During the Term, Lian will notify Lyra in writing of its achievement of each of the sales milestones below within [***] days after the [***] in which the cumulative Net Sales of all Licensed Products in the Territory first exceed the indicated Dollar value set forth below in Table 6.1(c) (Sales Milestone Events) (each, a “Sales Milestone Event”). Lian will pay to Lyra each of the non-refundable, non-creditable, and not subject to set-off, Sales Milestone Payments set forth below in Table 6.1(c) (Sales Milestone Events) within [***] days of providing notice of each Sales Milestone Event (each, a “Sales Milestone Payment”). Each of the milestone payments set forth in Table 6.1(c) (Sales Milestone Payments) is payable only upon the first achievement of such Sales Milestone Event and none of the Sales Milestone Payments will be payable more than once regardless of how many times such Sales Milestone Event is achieved. For clarity, the Sales Milestone Payments are additive, such that if more than one Sales Milestone Events are achieved in the same time period, then the Sales Milestone Payments for all such Sales Milestone Events shall be payable.

Table 6.1(c) (Sales Milestone Payments)
Sales Milestone Event	Sales Milestone Payment (in Dollars)
1. [***]	[	***]
2. [***]	[	***]
3. [***]	[	***]
4. [***]	[	***]
Total	[	***]

6.2	Royalties.

(a)

Royalty Rate. Subject to the terms and conditions of this Agreement, during the Royalty Term, Lian will pay to Lyra a tiered royalty on the Net Sales of all Licensed Products in the Territory that is the product of the aggregate annual Net Sales of all Licensed Products in the Territory and the applicable royalty rate in the following Table 6.2 (Royalty Rates), subject to the provisions of Section 6.3 (Royalty Payment Adjustments).

Table 6.2 (Royalty Rates)
Portion of the Annual Net Sales of the Licensed Products in the Territory	Royalty Rate
1. [***]	[	***]
2. [***]	[	***]
3. [***]	[	***]
4. [***]	[	***]

(b)

Royalty Term. Royalties will be due under this Section 6.2 (Royalties), on a Licensed Product-by-Licensed Product and Region-by-Region basis, during the period commencing upon the First Commercial Sale of such Licensed Product in such Region and ending upon the latest to occur of (i) the expiration of the last-to-expire Valid Claim of a Licensed Patent Right Covering the making, using, selling, offering for sale or importing of such Licensed Product in such Region, (ii) the expiry of the applicable Regulatory Exclusivity for such Licensed Product in such Region; or (iii) the [***] anniversary of the First Commercial Sale of such Licensed Product in such Region (such period, the “Royalty Term”).

(c)

Royalty Payments and Reports. [***]. Within [***] days following the end of each [***] following the First Commercial Sale of a Licensed Product, Lian shall furnish to Lyra a written report for the [***] showing [***]. Such written report shall include [***]. Lian shall pay Lyra the royalty due for such Calendar Quarter calculated in accordance with this Agreement within [***] days of delivery of the written report to Lyra.

6.3	Royalty Payment Adjustments. The following will apply to all royalties paid pursuant to Section 6.2(a) (Royalty Rate):

(a)

Expiration of Valid Claims. On a Licensed Product-by-Licensed Product and Region by Region basis, if at any time during the Royalty Term in a given Region in the Territory, there is no Valid Claim of a Licensed Patent Right Covering the composition of matter of such Licensed Product that would be infringed by the sale of such Licensed Product in such Region, then the applicable royalty rate in effect with respect to such Licensed Product in such Region as specified in Section 6.2(a) (Royalty Rate) will be reduced by [***] for the remainder of the Royalty Term for such Licensed Product in such Region.

(b)

Generic Entry. On a [***] basis, if, at any time during the Royalty Term subsequent to the first commercial sale of a Generic Product with respect to a Licensed Product in a Region, [***], then the applicable royalty rates in effect with respect to such Licensed Product in such Region as specified in Section 6.2(a) (Royalty Rate) will be reduced by [***] for [***] for such Licensed Product in such Region. For clarity, such reduction will be applied in each [***] for the remainder of the Royalty Term for such

Licensed Product in such Region in which (i) [***] and (ii) [***]. For purposes of this Section 6.3(b) (Generic Entry), a “first commercial sale” of a Generic Product in a Region means the first sale for monetary value in an arm’s length transaction for use or consumption by an end user of such Generic Product in such Region after the marketing authorization of such Generic Product has been obtained in such Region.

(c)

Third Party Payments. If Lian makes a payment under any agreement with a Third Party pursuant to which Lian obtains a license or sublicense under Patent Right(s) or Patent Right(s) together with Know-How owned or controlled by such Third Party in a given Region that is necessary or reasonably useful to Develop, Manufacture, or Commercialize one or more Licensed Products in such Region, then Lian may offset against [***] due to Lyra for such Licensed Product in such Region covered by such license an amount equal to [***] of the amounts paid to such Third Party under such agreement, subject to Section 6.4(d) (Cumulative Deductions).

(d)

Cumulative Deductions. Notwithstanding the foregoing, in no event will the deductions set forth in Section 6.3(a) (Expiration of Valid Claims) through Section 6.3(c) (Third Party Payments) reduce the royalties otherwise payable to Lyra as specified in Section 6.2(a) (Royalty Rate) by more than [***]. To the extent the foregoing limitation limits the reduction Lian is permitted to take during a Calendar Quarter, Lian will be entitled to carryforward the amount of the reduction Lian was unable to take during such Calendar Quarter and apply such amounts to royalties payable to Lyra in future Calendar Quarters within the following three Calendar Years.

6.4

Audits. Each Party will maintain and will cause its Affiliates and all Sublicensees to maintain, complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the calculation of royalties, Milestone Payments, Cost of Goods Sold calculations, and other payments under this Agreement. Upon reasonable prior notice, but not more than once per Calendar Year and not more than once with respect to any records, such records will be available during regular business hours for a period of [***] years from the end of the Calendar Year to which they pertain for examination at the expense of the requesting Party by an independent certified public accountant selected by the requesting Party and reasonably acceptable to the other Party, for the sole purpose of verifying the accuracy of the financial reports and correctness of the payments furnished by the other Party pursuant to this Agreement. Any such auditor will not disclose the other Party’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the other Party or the amount of payments due by the other Party under this Agreement. The accountant’s report will be disclosed simultaneously to both Parties, and such report will be the Confidential Information of the audited Party and subject to the terms of Article 8 (Confidentiality and Publicity). Any amounts shown to be owed but unpaid will be paid within [***] days from the accountant’s report. Any amounts shown to have been overpaid will be refunded within [***] days from the accountant’s report. The requesting Party will bear the full cost of such audit unless such audit discloses an underpayment by the other Party of more than [***] of the amount due, in which case the other Party will bear the full cost of such audit. The audit rights in this Section 6.4 (Audits) will survive the Term for [***] following the effective date of any termination or expiration of this Agreement.

6.5

Tax Withholding. In the event any withholding, value added, or other tax (including any tax based on income to Lyra) (“Tax Withholdings”) is required to be withheld and deducted from payments by Lian (or its Affiliate paying on behalf of Lian) pursuant to this Agreement under applicable Laws, notwithstanding any provision to the contrary set forth under this Agreement, Lian (or its Affiliate paying on behalf of Lian) will make such deduction and withholding [***]. Any amounts so withheld and deducted will be remitted by Lian (or its Affiliate paying on behalf of Lian) on a timely basis to the appropriate Governmental Authority for the account of Lyra and Lian (or its Affiliate paying on behalf of Lian) will provide Lyra reasonable evidence of the remittance within [***] days thereof and for the purposes of this Agreement, Lian will be deemed to have fulfilled all of its payment obligations to Lyra with respect to such payments paid to the such Governmental Authority. Lian may satisfy its withholding, value added or other tax obligations under this Section 6.5 (Tax Withholding) through its Affiliates.

6.6

Currency of Payments. All amounts payable and calculations under this Agreement will be in Dollars. As applicable, Net Sales and any royalty reductions will be translated into Dollars using the average of the applicable daily foreign exchange rates published in the Wall Street Journal (or any other qualified source that is acceptable to both Lyra and Lian) for [***] in which such Net Sales occurred. All payments under this Agreement will be paid in Dollars by wire transfer to an account designated by the receiving Party (which account the receiving Party may update from time to time in writing).

6.7

Late Payments. Without limiting any other rights or remedies available to Lyra hereunder, any late payment by Lian will bear interest, to the extent permitted by Laws, at an annual rate of [***] or the highest rate permitted by applicable Law (whichever is lower), computed from the dated such payment was due until the date Lian makes the payment.

ARTICLE 7

INTELLECTUAL PROPERTY OWNERSHIP,

PROTECTION AND RELATED MATTERS

7.1	Ownership of Intellectual Property.

(a)

Inventions. Lyra will own all Inventions developed or generated by or on behalf of Lian (including by its Affiliates, or any of its employees, Sublicensees, independent contractors, or agents) that are solely related to the Licensed Product and not related to any other product Controlled by Lian (“Assigned Inventions”), and otherwise ownership will follow inventorship for any and all inventions, Know-How, developments, or discoveries, whether patentable or non-patentable, invented or otherwise developed or generated by either Party alone (including its Affiliates, or any of its or their employees, Sublicensees, independent contractors, or agents) or jointly by both Parties (including jointly by their Affiliates, or any of its or their employees, Sublicensees, independent contractors, or agents) the performance of a Party’s obligations or exercise of its rights under this Agreement (collectively, “Inventions”) and such inventorship will be determined in accordance with United States patent Laws.

(b)

Assignment Obligation. Each Party will assign, and will cause its Affiliates to assign, its rights, and cause all employees of such Party or Affiliate who perform activities for such Party or Affiliate under this Agreement to be under an obligation to assign their rights, in any Patent Rights and Know-How, whether or not patentable, resulting therefrom to such Party or Affiliate to effectuate the terms and conditions set forth in Section 7.1(a) (Inventions). Without limiting the foregoing, Lian will and hereby does assign to Lyra all of Lian’s rights, title, and interests in and to any Assigned Inventions, and Lyra hereby accepts such assignment. With respect to any activities of a Party or its Affiliate or exercise of its or their rights under this Agreement that are subcontracted to a Person that is not an employee, the Party or such Affiliate retaining such subcontractor will include in the applicable subcontract an assignment to such Party or such Affiliate of all rights in Patent Rights and Know-How developed or generated by such subcontractor resulting from such activities or exercise of its rights, and in any event will include in the applicable subcontract a license to such Party or Affiliate that is sublicensable (through multiple tiers) to the other Party under this Agreement, of any Patent Rights and Know-How developed or generated by such contractor or subcontractor resulting from such activities. Lian and its Affiliates shall ensure that its and their Sublicensees provide Lian with sufficient rights in all Assigned Inventions so that Lian can assign to Lyra all rights and title in and to all Assigned Inventions, as provided herein.

7.2	Prosecution and Maintenance of the Licensed Patent Rights and Joint Patent Rights.

(a)

In the Territory. As between the Parties, Lyra will have the first right, at its expense, to Prosecute the Licensed Patent Rights and Joint Patent Rights in all Regions in the Territory, at Lyra’s sole cost and expense. Lyra will keep Lian reasonably informed of all steps with regard to and the status of such Prosecution of such Patent Rights, including by providing Lian with (i) copies of all correspondence and material communications it sends to or receives from any patent office or agency in the Territory relating to such Patent Rights, (ii) a draft copy of all applications, in each case ((i) and (ii)), sufficiently in advance of filing or response to permit reasonable review and comment by Lian, and (iii) a copy of applications as filed, together with notice of its filing date and serial number. Before Lyra submits any material filing, including a new patent application, or response to such patent authorities with respect to any Licensed Patent Rights or Joint Patent Rights, Lyra will provide Lian with a reasonable opportunity to review and comment on such filing or response and will incorporate any reasonable and timely comments or suggestions provided by Lian regarding the Prosecution of such Licensed Patent Rights or Joint Patent Rights under this Section 7.2(a) (In the Territory). For clarity, Lyra may deem unreasonable (and, therefore, have no obligation to incorporate) any comments from Lian that Lyra reasonably believes would be detrimental to Lyra’s Prosecution strategy of such Licensed Patent Rights outside of the Territory (even if such comments may be considered reasonable to incorporate regarding such Prosecution in the Territory).

(b)

Step-In Right. If Lyra elects not to continue to Prosecute a given Patent Right within the Licensed Patent Rights or Joint Patent Rights in the Territory pursuant to Section 7.2(a) (In the Territory), then Lyra will give Lian notice thereof within a reasonable period (but not less than [***] days) prior to allowing such Patent Rights to lapse or become abandoned or unenforceable, and Lian will have the right, but not the obligation, to assume the Prosecution of such Patent Rights in such Region, including paying any required fees to maintain such Patent Rights in such Region, all at Lian’s sole expense and through patent counsel or agents of its choice. Upon transfer of Lyra’s responsibility for Prosecuting any of the Patent Rights to Lian under this Section 7.2(b) (Step-In Right), (i) Lyra will promptly deliver to Lian copies of all necessary files related to the Patent Rights with respect to which responsibility has been transferred and will take all actions and execute all documents reasonably necessary for Lian to assume such Prosecution, and (ii) such Patent Right shall no longer extend the Royalty Term pursuant to Section 6.2(b) (Royalty Term).

(c)

Cooperation. Each Party will, and will cause its Affiliates to, reasonably cooperate, with the other Party with respect to the Prosecution of Licensed Patent Rights and Joint Patent Rights pursuant to this Section 7.2 (Prosecution and Maintenance of the Licensed Patent Rights and Joint Patent Rights), including with respect to obtaining patent term restoration, supplemental protection certificates or their equivalents, and patent terms extension with respect to the Licensed Patent Rights and Joint Patent Rights in any Region where applicable.

(d)

Patents Controlled by One Party. Except as otherwise provided under this Agreement, as between Lyra and Lian, each Party will have the sole right (but not the obligation) to Prosecute, at its own cost and expense, all Patent Rights that are Controlled by such Party or its Affiliates.

7.3	Third Party Infringement.

(a)

Notice. Each Party will promptly notify the other in writing if such Party becomes aware of any (i) suspected, threatened, or actual infringement by any Third Party of any Licensed Patent Right or Joint Patent Right in the Territory or (ii) unauthorized use or misappropriation of any Licensed Know-How by any Third Party that impacts or may impact the other Party’s rights granted hereunder, and, in each case, will provide the other Party with all evidence in such Party’s possession or control supporting such infringement or unauthorized use or misappropriation (each, an “Infringement”).

(b)

Lian First Right. As between the Parties, Lian will have the first right, but not the obligation, using counsel of its choosing and at its sole expense, to institute any Action alleging Infringement of the Licensed Technology within the scope of the exclusive license granted to Lian in Section 2.1(a)(i) or the non-exclusive license granted to Lian in Section 2.1(a)(ii) (subject to the restrictions set forth therein) or any Joint Patent Rights in the Field in the Territory (any such Action, an “Infringement Action”). Lyra shall have the right, at its own cost and expense, to be represented in any Infringement Action by counsel of its own choice. Lian will notify Lyra of its decision to commence an Infringement Action, will keep Lyra apprised in writing of any such Infringement Action and will consider Lyra’s reasonable interests and requests regarding such Infringement Action.

(c)

Lyra Right. If Lian fails to commence a suit to enforce the Licensed Technology or Joint Patent Rights against such Infringement Action (or to settle or otherwise secure the abatement of such Infringement Action) within (i) [***] after its receipt or delivery of notice under Section 7.3 (Third Party Infringement), or (ii) [***] before the time limit, if any, set forth in the appropriate Laws for the filing of such actions, whichever comes first, or ceases to diligently pursue such Infringement Action, then Lyra will have the right, but not the obligation, at its own expense to institute such Infringement Action against the applicable Third Party infringer(s).

(d)

Cooperation. In any Infringement Action brought under the Licensed Technology or Joint Patent Rights pursuant to Section 7.3(b) (Lian First Right) and Section 7.3(c) (Lyra Right), each Party will, and will cause its Affiliates to, reasonably cooperate with each other, in good faith, relative to the other Party’s efforts to protect the Licensed Technology and Joint Patent Rights, and will join such suit as a party, if requested by the other Party. Furthermore, the Party initiating any Infringement Action pursuant to Section 7.3(b) (Lian First Right) or Section 7.3(c) (Lyra Right) will consider in good faith all reasonable and timely comments from the other Party on any proposed arguments asserted or to be asserted in litigation related to the enforcement or defense of any such Patent Rights. Neither Party will have the right to settle any Infringement Action under this Section 7.3 (Third Party Infringement) in a manner that diminishes the rights or interests of the other Party under this Agreement without the consent of such other Party, which consent will not be unreasonably withheld.

(e)

Allocation of Recoveries. Any settlements, damages or monetary awards recovered by either Party pursuant to any Infringement Action will (i) first be allocated to reimbursing the Parties for their reasonable out-of-pocket expenses in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses), and (ii) (A) [***] or (B) [***].

7.4

Claimed Infringement. Each Party will promptly notify the other Party if a Third Party brings any Action alleging patent infringement by Lian or Lyra or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture or Commercialization of any Licensed Product or Joint Patent Rights (any such Action, an “Infringement Claim”) in the

Territory. Lian will have the right, but not the obligation, to control the defense and response to any such Infringement Claim in the Field in the Territory with respect to Lian’s activities, at Lian’s sole cost and expense, and Lyra will have the right, at its own expense, to be represented in any such Infringement Claim in the Territory by counsel of its own choice. Lyra will have the sole right, but not the obligation, to control the defense and response to any such Infringement Claim with respect to Lyra’s activities, including any such Infringement Claim in the Territory or outside of the Territory. Upon the request of the Party controlling the response to the Infringement Claim, the other Party will reasonably cooperate with the controlling Party in the reasonable defense of such Infringement Claim. The other Party will have the right to consult with the controlling Party concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation. If the Infringement Claim is brought against both Parties, then each Party will have the right to defend against the Infringement Claim. The Party defending an Infringement Claim under this Section 7.4 (Claimed Infringement) will (a) consult with the other Party as to the strategy for the prosecution of such defense, (b) consider in good faith any comments from the other Party with respect thereto and (c) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense. The Party controlling the defense against an Infringement Claim will have the right to settle such Infringement Claim on terms deemed reasonably appropriate by such Party, provided, that, neither Party will have the right to settle any Infringement Claim under this Section 7.4 (Claimed Infringement) in a manner that diminishes the rights or interests of the other Party under this Agreement without the consent of such other Party, which consent will not be unreasonably withheld.

7.5

Common Interest. All information exchanged between the Parties regarding the Prosecution, enforcement, and defense, of Licensed Patent Rights and Joint Patent Rights under this Article 7 (Intellectual Property Ownership, Protection and Related Matters) will be deemed Confidential Information of the disclosing Party. In addition, the Parties acknowledge and agree that, with regard to such Prosecution, enforcement, and defense, the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patent Rights under this Article 7 (Intellectual Property Ownership, Protection and Related Matters), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding any provision to the contrary set forth in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 7 (Intellectual Property Ownership, Protection and Related Matters) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party will not be required to disclose such information, and the Parties will in good faith cooperate to agree upon a procedure (including entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

ARTICLE 8

CONFIDENTIALITY AND PUBLICITY

8.1	Confidential Information.

(a)

Confidentiality Obligation. During the Term and for a period of [***] years after any termination or expiration of this Agreement, each Party agrees to, and will cause its Affiliates and Sublicensees and contractors to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except to exercise its rights or perform its obligations under this Agreement, any Confidential Information of the other Party, without the prior written consent of such disclosing Party. The Parties agree that (i)

the existence and terms of this Agreement are the Confidential Information of each Party; (ii) the reports provided by Lian to Lyra pursuant to Section 3.5(b) (Reporting) and Section 4.4(c) (Reporting Obligation) are the Confidential Information of Lian; and (iii) the Licensed Know-How, unpublished applications within the Licensed Patent Rights, and Assigned Inventions are the Confidential Information of Lyra.

(b)

Permitted Disclosures. Each Party agrees that it and its Affiliates will provide or permit access to the other Party’s Confidential Information only to the receiving Party’s employees, consultants, advisors, licensees, collaboration partners, and Sublicensees, and to the employees, consultants and advisors of the receiving Party’s Affiliates, in each case on a need to know basis who are subject to obligations of confidentiality and non-use with respect to such Confidential Information no less stringent than the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 8.1 (Confidential Information). Each Party will remain responsible for any failure by its Affiliates, licensees, collaboration partners, or Sublicensees, and its and its Affiliates’ respective employees, consultants and advisors, to treat such Confidential Information as required under this Section 8.1 (Confidential Information) as if such Affiliates, employees, consultants, advisors, licensees, collaboration partners, and Sublicensees were parties directly bound to the requirements of this Section 8.1 (Confidential Information).

(c)

Confidentiality Limitation. Notwithstanding any provision to the contrary set forth in this Agreement, each Party may use and disclose the other Party’s Confidential Information as follows: (i) under appropriate written confidentiality and non-use obligations substantially equivalent to those in this Agreement, to its Affiliates, bona fide potential or actual collaboration partners, licensors, Sublicensees, licensees, strategic partners or securitization partners, and to employees, directors, agents, consultants, and advisers of any other Third Parties, (ii) to its financial advisors, attorneys and accountants, bona fide actual or potential acquisition partners, financing sources or investors and underwriters on a need to know basis, in each case under appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those in this Agreement, but of duration customary in confidentiality agreements entered into for a similar purpose; provided, however, that each Party will remain responsible for any failure by any of the foregoing individuals to treat such Confidential Information as required under Section 8.1 (Confidential Information) as if such individuals were parties directly bound to the requirements of this Section 8.1 (Confidential Information), (iii) as required by any court or other governmental body or as otherwise required by applicable Laws (including any such disclosures as are required by a Regulatory Authority in connection with seeking Regulatory Approval, Pricing and Reimbursement Approval, import authorization for any Licensed Product in the Territory, or the rules or regulations of the United States Securities and Exchange Commission or similar Regulatory Authority in a country other than the United States or of any stock exchange or listing entity (including in connection with the public sale of securities)); provided, that, notice is promptly given to the other Party and the disclosing Party cooperates with reasonable requests from the other Party to seek a protective order or other appropriate remedy to protect the Confidential Information, (v) with the disclosing Party’s prior written consent, to the extent such use or disclosure is reasonably necessary for the Prosecution of the Licensed Patent Rights. Notwithstanding any provision to the contrary contained in this Article 8 (Confidentiality and Publicity), Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of Section 8.1(b) (Permitted Disclosures) and this Section 8.1(c) (Confidentiality Limitation). If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar Governmental Authority in a country other than the United

States, then such Party will, a reasonable time prior to any such filing, provide the other Party with a copy of such agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such Party’s reasonable comments into consideration before filing such agreement and use reasonable efforts to have terms identified by such other Party afforded confidential treatment by the applicable Regulatory Authority.

(d)

Secrecy of Licensed Know-How. Without limiting the generality of Section 8.1(a) (Confidentiality Obligation), during the Term, each Party will protect, and will cause, to the extent applicable, its Affiliates and Sublicensees, and its and their respective officers, directors, employees, and agents to protect, the secrecy and confidentiality of the Licensed Know-How, Assigned Inventions, Product Inventions and unpublished applications within the Patent Rights using at least the same degree of care as it uses to prevent the disclosure of its own other confidential information of like importance and in any event a reasonable duty of care.

8.2

Publicity. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Licensed Product in the Field in the Territory, and each Party may make such disclosures from time to time, subject to the terms and conditions of this Agreement, including this Section 8.2 (Publicity). Such disclosures may include achievement of milestones, significant events in the Development process with respect to Licensed Products, or Commercialization activities with respect to Licensed Products.

(a)

On a date to be agreed by the Parties, the Parties will jointly issue a press release regarding the signing of this Agreement. Except as set forth in the preceding sentence and for disclosures permitted in accordance with Section 8.1(b) (Permitted Disclosures), whenever either Party elects to make any public disclosure regarding milestones or other significant events in the Development or Commercialization of the Licensed Products in the Field in the Territory, it will first notify the other Party of such planned press release or public announcement and provide a draft for review no less than [***] in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by applicable Laws, with as much advance notice as possible under the circumstances if it is not possible to provide notice at least [***] in advance). Each Party will have the right to review and approve any such planned press release or public announcement proposed by the other Party with respect to Licensed Products in the Field in the Territory, or that includes Confidential Information of the other Party. In such case, (i) the reviewing Party will attempt to provide such approval as soon as reasonably possible and will not unreasonably withhold such approval; (ii) the reviewing Party will provide explanations of its disapproval of such press release; and (iii) a Party desiring to make such public disclosure may issue such press release or public announcement without such prior review by the other Party if (A) the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by such Party, and (B) such press release or public announcement is consistent with the previously issued press release or other publicly available information; and provided that [***]. The Party reviewing a press release provided under this clause (i) of this Section 8.2(a) (Publicity) will review and approve or disapprove such press release within [***] Business Days after its receipt thereof.

(b)

In the event that either Party proposes to publish or present the results of Development or Commercialization carried out on the Licensed Product in the Field in the Territory, including any oral presentation or abstract that contain clinical data or pertain to results of Clinical Trials or other studies in the Field in the Territory, such publication or presentation will be subject to the prior review by the other Party for protection of such other Party’s Confidential Information and to identify concerns regarding competitive disadvantage arising from such publication or presentation. Each Party will provide to the other Party the opportunity to review a draft of any proposed publication that covers the results of Development or Commercialization of Licensed Products in the Field in the Territory during the Term, and the submitting Party (i) will remove from such proposed publication any Confidential Information of the other Party as reasonably requested by the other Party and (ii) will not submit such publication or presentation until the concerns of the other Party regarding any such potential competitive disadvantage are resolved by the JSC.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

9.1	Mutual Representations and Warranties. Each Party represents, warrants, and covenants to the other Party that, as of the Effective Date:

(a)

Organization. It is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

(b)

Authority. It has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement, it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement, and this Agreement and the performance by such Party of this Agreement do not violate such Party’s charter documents, bylaws or other organizational documents.

(c)

Consents. Except for any Marketing Authorizations, Regulatory Approvals, Regulatory Filings, Manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of Licensed Products, all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained.

(d)

No Conflict. It is not under any obligation, contractual or otherwise, to any Person that would materially affect the diligent and complete fulfillment of obligations under this Agreement and the execution and delivery of this Agreement by such Party, and the performance of such Party’s obligations under this Agreement (as contemplated as of the Effective Date) and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Laws applicable to such Party, (ii) do not conflict with or violate any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Authority presently in effect applicable to such Party, and (iii) do not conflict with, violate, breach or constitute a default under, or give rise to any right of termination, cancellation or acceleration of, any contractual obligations of such Party or any of its Affiliates.

(e)

Enforceability. This Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms, subject to the general principles of equity and subject to bankruptcy, insolvency, moratorium, judicial principles affecting the availability of specific performance and other similar Laws affecting the enforcement of creditors’ rights generally.

(f)

Compliance with Laws. The Parties will, and will ensure that their respective Affiliates and Sublicensees will, comply in all material respects with all applicable Laws in exercising their rights and fulfilling their obligations under this Agreement. Without limiting the generality of the foregoing, the Parties will conduct all Development, and Commercialization activities relating to the Licensed Product under this Agreement in accordance with applicable Laws (including data privacy Laws, current international regulatory standards, including, as applicable, GMP, GLP, GCP, and other rules, regulations and requirements), Export Control Laws, Anti-Corruption Laws and all other applicable Laws concerning bribery, money laundering, or corrupt practices or that in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization specifically including the U.S. Foreign Corrupt Practices Act, and the UK Bribery Act, in each case, in connection with the activities conducted pursuant to this Agreement. The Parties will cause all permitted collaborators, contractors, subcontractors, Sublicensees, or other Persons that provide services to such Party in connection with this Agreement to comply with such Party’s obligations under this Section 9.1(f) (Compliance with Laws).

9.2	Additional Representations and Warranties of Lyra. Lyra represents and warrants to Lian that, as of the Effective Date:

(a)

Licensed Patent Rights. All Licensed Patent Rights as of the Effective Date are listed in Schedule 1.75 (Licensed Patents). Lyra is the sole and exclusive owner of the Licensed Patent Rights, all of which are free and clear of any claims, liens, charges or encumbrances. All Licensed Patent Rights have been filed and Prosecuted in good faith in the patent offices in accordance with applicable Laws, and all applicable fees have been paid on or before the due date for payment. All issued Licensed Patent Rights are valid and, to Lyra’s knowledge, subsisting and enforceable.

(b)

Licensed Know-How. Lyra Controls the Licensed Know-How, and has the right to grant the licenses under the Licensed Know-How to Lian on and the terms set forth in this Agreement. Lyra has the right to use and disclose (in each case, under appropriate circumstances of confidentiality) the Licensed Know-How free and clear of any claims, liens, charges or encumbrances.

(c)

Licensed Technology. Lyra has not granted to any Third Party, including any academic organization or agency, any license, option or other rights to research, Develop, Manufacture, use or Commercialize the Licensed Product in the Field in the Territory. No Third Party has any license, option or other rights or interest in or to the Licensed Technology in the Field in the Territory other than the rights that are expressly reserved or contingent under this Agreement.

(d)

Control. Lyra or its Affiliates Controls all Patent Rights and Know-How owned, invented, or licensed by Lyra as of the Effective Date that are necessary or actually used as of the Effective Date to Develop, Commercialize, Manufactured and otherwise, use, offer for sale, sell, have sold, and import the Licensed Products.

(e)	Licensed Marks. Lyra owns or Controls the Licensed Marks, and has the right to grant the licenses under the Licensed Marks to Lian on the terms set forth in this Agreement.

(f)

Delivery of Documentation. Prior to the Effective Date, Lyra has made available to Lian true, complete, and correct copies of: (i) all existing material Regulatory Filings in its possession and control relating to Licensed Products, (ii) all material adverse information with respect to the safety and efficacy of the Licensed Products in Lyra’s or its Affiliates’ (to the extent applicable, in accordance with Section 2.1(b)) (Lian Right of Access and Reference) possession and control, and (iii) all material data and results relating to the Development of the Licensed Products in Lyra’s or its Affiliates’ possession and control (to the extent applicable, in accordance with Section 2.1(b)) (Lian Right of Access and Reference).

(g)

Third Party Challenges. There are no claims, judgments, or settlements against, or amounts with respect thereto, made against Lyra or any of its Affiliates relating to the Licensed Patent Rights or the Licensed Know-How, and no claim or litigation has been received by Lyra or its Affiliates or, to Lyra’s knowledge, threatened by any Person (i) alleging that the Licensed Patent Rights are invalid or unenforceable, (ii) asserting the misuse of any of the Licensed Patent Rights, (iii) challenging Lyra’s Control of the Licensed Patent Rights (i.e., alleging that a Third Party has a right or interest in or to the Licensed Technology), or (iv) alleging misappropriation of the Know-How of any Third Party used in the Development, Manufacture or Commercialization of Licensed Products by or on behalf of Lyra prior to the Effective Date.

(h)

Non-Infringement of Third Party IP. To Lyra’s knowledge, the Development, Manufacture, or Commercialization of the Licensed Product, as conducted by Lyra, its Affiliates, or its or their Sublicensees on or prior to the Effective Date does not infringe any Patent Right or misappropriate or otherwise violate or misappropriate any Know-How of any Person (in the case of pending Patent Rights, evaluating them as if issued). No claim of infringement of the Patent Rights or misappropriation of the Know-How of any Third Party has been received by the Lyra, or to Lyra’s knowledge, threatened, against Lyra, any of its Affiliates or its or their Sublicensees with respect to the Development, Manufacture or Commercialization of Licensed Products. To Lyra’s knowledge, the Development, Manufacture, or Commercialization of the Licensed Product will not infringe, misappropriate or otherwise violate any Intellectual Property of any Third Party.

(i)

Absence of Litigation. There are no judgments or settlements against or owed by Lyra or its Affiliates or Sublicensees, or, to Lyra’s knowledge, pending litigation against Lyra or its Affiliates or Sublicensees, or litigation threatened against Lyra or its Affiliates or Sublicensees, in each case, related to the Licensed Product, including any such litigation any relating to any Regulatory Filings, Regulatory Approvals, or Marketing Authorizations Controlled by Lyra, its Affiliates or its Sublicensees.

(j)

Maintenance of Regulatory Filings, Good Laboratory, and Clinical Practices. Lyra Controls all Regulatory Filings pertaining to the Licensed Product in the Field in the Territory. Lyra and its Affiliates and Sublicensees have generated, prepared, maintained, and retained all Regulatory Filings and Marketing Authorizations relevant to Licensed Products in the Field in the Territory in its control that are required to be maintained or retained pursuant to and in material compliance with applicable Laws, and have conducted in material compliance with applicable Laws, including GLP and GCP all Development of Licensed Products in the Field conducted prior to the Effective Date.

(k)

Confidentiality of Know-How. Lyra has taken commercially reasonable measures consistent with its usual business practice (but in any event no less than industry standard practices) to protect the secrecy, confidentiality, and value of all Licensed Know-How. To Lyra’s knowledge, the Licensed Know-How existing as of the Effective Date has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality.

(l)	Assignment of Third Party Rights; Third Party Consents.

(i)

Lyra has obtained from each of its employees and agents, and from the employees and agents of its Affiliates, who are performing Development activities under the Global Development Plan for Licensed Products, rights to any and all Know-How created by such employees and agents in the course of such activities that relates to Licensed Products, such that Lian will, by virtue of this Agreement, receive from Lyra, without payments beyond those required by Article 6 (Financial Provisions), all licenses and other rights granted to Lian under this Agreement.

(ii)

Each Person who has or has had any ownership rights in or to any Licensed Patent Rights purported to be owned solely by Lyra, has assigned and has executed an agreement assigning its entire rights, title, and interests in and to such Licensed Patent Rights to Lyra, and to Lyra’s knowledge, no current officer, employee, agent, or consultant of Lyra or any of its Affiliates is in violation of any term of any assignment or other agreement, in each case, regarding the protection of the Licensed Patent Rights.

(iii)	Prior to the Effective Date, Lyra has obtained all consents from Third Parties necessary to grant Lian the licenses and rights Lyra purports to grant to Lian under this Agreement.

(m)

Statements to Regulatory Authorities. Neither Lyra nor any of its Affiliates, nor, to Lyra’s knowledge, its Sublicensees nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to any Regulatory Authority with respect to the Development or Commercialization of Licensed Products, or failed to disclose a material fact required under applicable Laws to be disclosed to any Regulatory Authority with respect to the Development or Commercialization of Licensed Products.

(n)

Compliance with Laws. All of the studies, tests, and pre-clinical and Clinical Trials of Licensed Products conducted prior to, or being conducted as of, the Effective Date by or on behalf of Lyra have been and are being conducted in all material respects in accordance with applicable Laws.

(o)

No Other Disclosures. To Lyra’s knowledge, (i) there are no scientific or technical facts or circumstances that have not been disclosed to Lian that would adversely affect the scientific, therapeutic, or commercial potential of the Licensed Products; (ii) there is nothing within Lyra’s Control that has not been disclosed to Lian and that could adversely affect the acceptance, or the subsequent approval, by any Regulatory Authority of any Regulatory Filing; and (iii) there are no safety, efficacy, or regulatory issues that would preclude Lian from exploiting the Licensed Products in the Territory in accordance with this Agreement and applicable Law.

9.3	No Conflict. During the Term, Lyra and its Affiliates will not grant any interest in the Licensed Technology that is inconsistent with the terms and conditions of this Agreement.

9.4

No Debarment. Each of Lyra and Lian represents and warrants that neither it nor any of its or its Affiliates’ employees or agents performing under this Agreement has ever been, or is currently: (a) debarred under 21 U.S.C. § 335a or by any Regulatory Authority; (b) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (c) listed on the FDA’s Disqualified and Restricted Lists for clinical investigators; or (d) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Each of Lyra and Lian further covenants that if, during the Term of this Agreement, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, then such Party will promptly notify the other Party. This provision will survive termination or expiration of this Agreement.

9.5

NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN SECTION 9.1 (MUTUAL REPRESENTATIONS AND WARRANTIES), SECTION 9.2 (ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LYRA) AND SECTION 9.4 (NO DEBARMENT), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF TITLE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY WITH RESPECT TO THE LICENSED PRODUCT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 10

INDEMNIFICATION; DAMAGES

10.1

Indemnification by Lyra. Lyra will defend, indemnify and hold harmless Lian, its Affiliates and their respective directors, officers, employees and agents (each, a “Lian Indemnified Party”), from, against and in respect of any and all Third Party Losses incurred or suffered by any Lian Indemnified Party to the extent resulting from or relating to: (a) any breach of any representation or warranty made by Lyra in this Agreement, or any breach by Lyra of any obligation, covenant, or agreement in this Agreement; (b) the gross negligence or intentional misconduct of Lyra or any of its Affiliates, Sublicensees, or contractors, or any of their respective directors, officers, employees, or agents, in performing Lyra’s obligations or exercising Lyra’s rights under this Agreement; (c) activities conducted by or on behalf of Lyra or its Affiliates or (sub)licensees or contractors related to the Development, Manufacture, or Commercialization of Licensed Products anywhere in the world prior to the Effective Date; (d) the Development, Manufacture, or Commercialization of the Licensed Products by or on behalf of Lyra, any of its Affiliates, Sublicensees (other than Lian), or contractors outside the Territory; or (e) Lyra’s or its Affiliate’s status as an applicant or a holder of any Regulatory Approval for the Licensed Products; provided, however, that Lyra’s obligations pursuant to this Section 10.1 (Indemnification by Lyra) will not apply to the extent such Third Party Losses result from Third Party Losses for which Lyra has an obligation to indemnify Lian pursuant to Section 10.2 (Indemnification by Lian).

10.2

Indemnification by Lian. Lian will defend, indemnify and hold harmless Lyra, its Affiliates, and each of their respective directors, officers, employees and agents (each, a “Lyra Indemnified Party”) from, against and in respect of any and all Third Party Losses incurred or suffered by any Lyra Indemnified Party to the extent resulting from or relating to: (a) any breach of any representation or warranty made by Lian in this Agreement, or any breach by Lian of any obligation, covenant, or agreement in this Agreement, (b) the gross negligence or intentional misconduct of, or violation of Laws by, Lian, any of its Affiliates, Sublicensees, or contractors, or any of their respective directors, officers, employees, or agents, in performing Lian’s obligations or exercising Lian’s rights under this Agreement, (c) the Development, Manufacture, or Commercialization of the Licensed Product by or on behalf of Lian or its Affiliates or Sublicensees (other than Lyra) or contractors; or (d) Lian’s or its Affiliate’s status as an applicant or a holder of any Regulatory Approval for the Licensed Products; provided, however, that Lian’s obligations pursuant to this Section 10.2 (Indemnification by Lian) will not apply to the extent such Third Party Losses result from Third Party Losses for which Lyra has an obligation to indemnify Lian pursuant to Section 10.1 (Indemnification by Lyra).

10.3	Claims for Indemnification.

(a)

Notice. An Indemnified Party entitled to indemnification under Section 10.1 (Indemnification by Lyra) or Section 10.2 (Indemnification by Lian) will give prompt written notification to the Indemnifying Party from whom indemnification is sought of the commencement of any Action by a Third Party for which indemnification may be sought (a “Third Party Claim”) or, if earlier, upon the assertion of such Third Party Claim by a Third Party; provided, however, that failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 10.3(a) (Notice) will not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice.

(b)

Defense. Within [***] days after delivery of a notice of any Third Party Claim in accordance with Section 10.3(a) (Notice), the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, then the Indemnified Party may control such defense (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not to be unreasonably withheld). The Party not controlling such defense may participate therein at its own expense.

(c)

Cooperation. The Party controlling the defense of any Third Party Claim will keep the other Party advised of the status and material developments of such Third Party Claim and the defense thereof and will reasonably consider recommendations made by the other Party with respect thereto. The other Party will reasonably cooperate with the Party controlling such defense and its Affiliates and agents in defense of the Third Party Claim, with all out-of-pocket costs of such cooperation to be borne by the Party controlling such defense.

(d)

Settlement. The Indemnified Party will not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnifying Party will not agree to any settlement of such Third Party Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party (other than a monetary obligation on the Indemnifying Party), without the prior written consent of the Indemnified Party, which will not be unreasonably withheld (unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold its consent to such settlement in its sole discretion)).

(e)

Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates and Sublicensees take all such reasonable steps and actions as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Third Party Claims (or potential losses or damages) under this Article 10 (Indemnification; Damages). Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

10.4

Insurance. Each Party, at its own expense, will maintain liability insurance (or self-insure) with respect to its activities under this Agreement in an amount consistent with industry standards. Each Party will provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. Without limiting the foregoing, during the Term and thereafter for the period of time required below, each Party will maintain on an ongoing basis comprehensive general liability insurance policies which are consistent with normal business practices of prudent companies similar situated in such Party’s territory. Not later than [***] days following receipt of written request from a Party, the other Party will provide to the requesting Party a certificate of insurance evidencing such insurance policies. Each Party will maintain such insurance or self-insurance coverage without interruption during the Term and for a period of [***] thereafter, and, if applicable, will provide certificates or letters evidencing such insurance coverage without interruption as reasonably requested during the period of time for which such coverage must be maintained. Each Party will be provided at least [***] days’ prior written notice of any cancellation or material decrease in the other Party’s insurance coverage limits described above. Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance will not relieve that Party of its obligations set forth in this Agreement.

ARTICLE 11

LIMITATION OF LIABILITY

11.1

NO CONSEQUENTIAL OR PUNITIVE DAMAGES. EXCEPT AS SET FORTH IN SECTION 11.2 (EXCLUSION FROM LIABILITY LIMITATION), NEITHER PARTY NOR ANY OF ITS AFFILIATES OR AFFILIATED ENTITIES WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ANY LOST PROFITS ARISING OUT OF THIS AGREEMENT, IN EACH CASE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

11.2

EXCLUSION FROM LIABILITY LIMITATION. THE LIMITATIONS AND DISCLAIMER SET FORTH IN SECTION 11.1 (NO CONSEQUENTIAL OR PUNITIVE DAMAGES) WILL NOT APPLY TO A CLAIM: (A) FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (B) FOR A BREACH OF SECTION 2.9 (NON-COMPETE), Article 8 (CONFIDENTIALITY AND PUBLICITY); OR (C) FOR INDEMNIFIABLE LOSSES PURSUANT TO SECTION 10.1 (INDEMNIFICATION BY LYRA) OR SECTION 10.2 (INDEMNIFICATION BY LIAN), AS APPLICABLE.

ARTICLE 12

TERM AND TERMINATION

12.1

Term. Unless terminated earlier in accordance with this Article 12 (Term and Termination), this Agreement will become effective as of the Effective Date and will continue in full force, on a Region-by-Region basis, until the expiration of the Royalty Term applicable to such Licensed Product in such Region(the “Term”).

12.2

Paid-Up License Upon End of Royalty Term. Upon the expiration of the Royalty Term for a given Licensed Product in a given Region in the Territory, the licenses and rights of reference granted to Lian pursuant to Section 2.1 (License Grants; Rights of Reference) will become perpetual, irrevocable, fully paid-up, royalty free, fully sublicensable, and transferable with respect to such Licensed Product in such Region.

12.3	Early Termination.

(a)

Termination for Material Breach. Upon (i) any material breach of this Agreement by Lyra or (ii) any material breach of this Agreement by Lian (the Party so allegedly breaching being the “Breaching Party”), the other Party (the “Non-Breaching Party”) will have the right, but not the obligation, to terminate this Agreement by providing written notice to the Breaching Party within [***] days in the case of a payment breach, or [***] days in the case of any other material breach, which notice will, in each case (A) expressly reference this Section 12.3(a) (Termination for Material Breach), (B) reasonably describe the alleged breach that is the basis of such termination, and (C) clearly state the Non-Breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period. Notwithstanding the foregoing, if such material breach, by its nature, is curable, but is not reasonably curable within the applicable cure period, then such cure period will be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses reasonable efforts to cure such breach in accordance with such written plan; provided, however, that no such extension will exceed [***] days without the prior written consent of the Non-Breaching Party. In addition, if the Breaching Party disputes (A) whether it has materially breached this Agreement, (B) whether such material breach is reasonably curable within the applicable cure period, or (C) whether it has cured such material breach within the applicable cure period, then the dispute will be resolved pursuant to Article 13 (Dispute Resolution), and the applicable cure period will be tolled during the pendency of such dispute resolution procedure.

(b)	Termination by Lian for Convenience. Lian may, upon [***] days’ prior written notice to Lyra, terminate this Agreement for convenience, without cause, and for any or no reason, in its entirety.

(c)

Termination for Bankruptcy. This Agreement may be terminated, to the extent permitted by applicable Laws, by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding such right to terminate will only become effective if the Party subject to such proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.

(d)

Patent Challenge. Lyra has the right to terminate this Agreement upon written notice to Lian in the event that Lian or any of its Affiliates or Sublicensees directly or indirectly challenges in a legal or administrative proceeding the patentability, enforceability or validity of any Patent Rights within the Licensed Technology (a “Patent Challenge”) and does not withdraw such Patent Challenge within [***] days of written notice from Lyra; provided that, if such Patent Challenge is brought by Lian or its Affiliates and it is withdrawn within such [***]-day period, Lian shall promptly reimburse Lyra for all costs and expenses incurred by or on behalf of Lyra in defending and responding to such Patent Challenge; and provided further that this Section 12.3(d) (Patent Challenge) will not apply to any Patent Challenge that (i) is first made by Lian or any of its Affiliates or Sublicensees in defense of a claim of patent infringement brought by the Lyra under the applicable Patent Rights or any Patent Challenge, (ii) was brought by an Acquirer prior to the effective date of such Change of Control, or (iii) is brought by any non-Affiliate Sublicensee if Lian (A) causes such Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, causes such Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge), or (B) terminates such Sublicensee’s sublicense to the Patent Rights being challenged by the Sublicensee, in each case, within [***] days after the Lyra’s notice to Lian under this Section 12.3(d) (Patent Challenge).

(e)

Termination for Cessation of Development or Commercialization. Lyra may terminate this Agreement in the event that Lian and its Affiliates and Sublicensees do not conduct any material Development or Commercialization activities with respect to any Licensed Product for a continuous period of longer than [***] and such failure to conduct any material Development or Commercialization activity is not: (i) [***], (ii) [***], (iii) [***], or (iv) [***] or (v) [***]. Such termination will be effective [***] days after Lian’s receipt of written notice thereof, provided that, Lian may submit a written plan within [***] Business Days after Lian’s receipt of such written notice that is reasonably calculated to remedy such failure to conduct any material Development or Commercialization activities with respect to a Licensed Product. If such cure plan is reasonably acceptable to Lyra and Lian commences any material Development or Commercialization activities in accordance with the terms of such cure plan during such [***] day period and provides satisfactory written documentation thereof to Lyra, then this Agreement will not terminate upon the expiration of such [***] day period.

12.4

Alternative Remedy In Lieu of Termination. Lyra stipulates and agrees that Lian’s decision to enter into this Agreement and invest in the Development of the Licensed Products is premised upon the assumption that Lyra will perform its obligations under this Agreement, and that a material breach of certain obligations under this Agreement as explicitly set forth in this Section 12.4 (Alternative Remedy in Lieu of Termination) by Lyra will undermine the economic fundamentals of the transaction for Lian, and that in such event Lian’s damages arising from Lyra’s breach would be of uncertain amount and difficult to prove. If Lian has a right to terminate this Agreement pursuant to Section 12.3(a) (Termination for Material Breach) as a result of a breach (i.e., such breach constitutes a material breach and is not cured within the applicable cure period and following any dispute resolution proceedings) by Lyra of [***], then Lian may elect, in lieu of so terminating and as Lian’s sole and exclusive remedy with respect to such breach, to have this Agreement continue on all the terms herein save that all Milestone Payments and royalties payable thereafter by Lian to Lyra hereunder will be reduced by [***]. [***].

12.5	Effects of Termination.

(a)

Effects of Termination Generally. Upon any termination of this Agreement, then the Parties’ rights, licenses and obligations under this Agreement will terminate and neither Party will have any further rights or obligations under this Agreement from and after the effective date of termination, except as set forth in this Section 12.5 (Effects of Termination).

(b)

Winding Down of Activities. If there are any on-going Development or Commercialization activities at termination or expiration of this Agreement, then the Parties will negotiate in good faith and adopt a plan to wind-down such activities in an orderly fashion or, at Lyra’s election, promptly transition such activities from Lian to Lyra or its designee, with due regard for patient safety and the rights of any subjects that are participants in any Clinical Trials of the Licensed Products, and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all applicable Law.

(c)	License Grant to Lyra.

(i)

Upon termination of this Agreement, Lian, on behalf of itself and its Affiliates hereby grants (effective on delivery of the notice of termination) to Lyra an irrevocable, perpetual, transferable, exclusive, sublicensable (through multiple tiers), license under the Lian Technology in existence and actually used by Lian or its Affiliates or Sublicensees, in each case, as of the applicable effective date of termination to Develop, Manufacture, Commercialize and otherwise, use, offer for sale, sell, have sold, and import the Licensed Product in the Field in or for the Territory (the “Reversion License”). If any rights granted by Lian under the Reversion License are Controlled by Lian or its Affiliates or Sublicensees pursuant to an agreement with a Third Party, then Lyra will pay all amounts due under any such agreement to the extent reasonably allocable to Lyra’s exercise of the rights granted thereunder.

(ii)

If Lyra or its or their Affiliates or Sublicensees exercises the Reversion License or the rights granted pursuant to Section 12.5(h) (Transfer of Regulatory Filings and Regulatory Approvals) and this Agreement has been terminated by Lian pursuant to Section 12.3(a) (Termination for Material Breach), then Lyra will pay to Lian, in consideration of the rights granted to Lyra, if Lyra (or its Affiliate, licensee or distributor) sells a Licensed Product under the Reversion License, within [***] after termination of this Agreement, then Lyra will pay to Lian [***]. The definition of “Net Sales” in Section 1.86 of this Agreement shall apply to the Net Sales of such product for determining the foregoing mutatis mutandis, and the terms of Section 6.3 (Royalty Payment Adjustments) and Section 6.4 (Audits) shall apply mutatis mutandis.

(d)	Discontinuation of JSC. Upon termination of this Agreement in its entirety, the JSC will cease to exist.

(e)

Accrued Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability that, on the effective date of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination.

(f)

Survival. This Section 12.5(f) (Survival), the provisions set forth in the following Sections, as well as, to the extent applicable, any other Sections or defined terms referred to in such Sections or Articles or necessary to give them effect, will survive any expiration or termination of this Agreement in its entirety: Section 2.2(c) (Sublicense Survival), Section 2.4 (License Grant to Lyra), Section 2.6 (Rights in Bankruptcy) (solely with respect to any termination under Section 12.3(c) (Termination for Bankruptcy)), Article 6 (Financial Provisions) (solely with respect to payments payable prior to expiration and termination and as necessary to effectuate Section 12.5(c)(ii)), Section 7.1 (Ownership of Intellectual Property), Section 7.5 (Common Interest), Article 8 (Confidentiality and Publicity), Section 9.5 (No Other Warranties), Article 10 (Indemnification; Damages), Article 11 (Limitation of Liability), Section 12.2 (Paid-Up License Upon End of Royalty Term), Section 12.5 (Effects of Termination), Article 13 (Dispute Resolution), and Article 14 (Miscellaneous). Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement, including applicable definitions in Article 1 (Definitions), will survive to the extent required. Except as otherwise expressly provided in this Agreement, including all rights and obligations of the Parties under this Agreement, including this Section 12.5(f) (Survival), any licenses granted under this Agreement, will terminate upon expiration or termination of this Agreement for any reason.

(g)	Inventory.

(i)

Appointment as Exclusive Distributor. If Lian is Commercializing any Licensed Product in any Region in the Territory as of the effective date of termination of this Agreement, then, at Lyra’s election (in its sole discretion) on a Region-by-Region basis in the Territory, [***], Lian will appoint Lyra or its designee as its exclusive distributor of such Licensed Product in such Region and grant Lyra or its designee the right to appoint sub-distributors, to the extent not prohibited by an written agreement between Lian or any of its Affiliates and any Third Party.

(ii)

Sell-Off Period. At Lian’s request, for a period of [***] following termination of this Agreement in any Region, Lian shall sell or otherwise dispose of any Licensed Products in such terminated Regions, as applicable, on hand at the time of such termination or in the process of Manufacturing (the “Sell-Off Period”).

(iii)

Lyra Buy-Back. Upon expiration of any Sell-Off Period in any Region or in the event that Lyra exercises its right to be appointed Lian’s exclusive distributor pursuant to Section 12.4(g)(i) (Appointment as Exclusive Distributor), Lyra will have the right to purchase all of Lian’s and its Affiliates’ remaining inventory of Licensed Products held as of the effective date of expiration of such Sell-Off Period or such appointment at a price equal to (A) [***], if supplied by Lyra or (B) if Manufactured by Lian, [***].

(h)

Transfer of Regulatory Filings and Regulatory Approvals. Following the effectiveness of any termination of this Agreement pursuant to Section 12.3 (Early Termination), after Lyra’s written request, Lian will, to the extent permitted under applicable Laws and not commercially infeasible, and at Lyra’s sole cost and expense (unless the applicable termination giving rise to Lyra’s rights under this Section 12.5(h) (Transfer of Regulatory Filings and Regulatory Approvals) was for Lian’s material breach pursuant to Section 12.3(a) (Termination for Material Breach), in which case such transfer will be at Lian’s sole cost and expense), assign and transfer to Lyra all Regulatory Filings, filings for Pricing and Reimbursement Approval and Marketing Authorizations for Licensed Products that are held by or owned by Lian or its Affiliates or Sublicensees as of the effective date of termination and will take such actions and execute such other instruments, assignments, and documents as may be necessary to effect the transfer of rights under such Regulatory Filings, filings for Pricing and Reimbursement Approval and Marketing Authorizations to Lyra. If applicable Laws or relevant Regulatory Authorities prevent or delay the transfer of ownership of any such Regulatory Filing, filing for Pricing and Reimbursement Approval and Marketing Authorizations to Lyra, or if it is commercially infeasible for Lian to do so, then Lian will grant, and hereby does grant, to Lyra and its Affiliates, Sublicensees, and licensees an exclusive and irrevocable right of access and right of reference to such Regulatory Filing, filing for Pricing and Reimbursement Approval and Marketing Authorizations for Licensed Products in the Field in the Territory, as the case may be, and will reasonably cooperate with Lyra, at Lyra’s expense (unless the applicable termination giving rise to Lyra’s rights under this Section 12.5(h) (Transfer of Regulatory Filings and Regulatory Approvals) was for Lian’s material breach pursuant to Section 12.3(a) (Termination for Material Breach) in which case such transfer will be at Lian’s sole cost and expense), to make the benefits of such Regulatory Filings, filings for Pricing and Reimbursement Approval and Marketing Authorizations available to Lyra or its designee(s).

(i)

Transfer of Data. Following the effectiveness of any termination of this Agreement pursuant to Section 12.3 (Early Termination), after Lyra’s written request, Lian will, [***], (A) promptly provide to Lyra copies of all data described in Section 2.5(b) (Lyra Right of Access and Reference) to the extent not previously provided to Lyra under this Agreement, (B) provide access within the Territory to the data and samples obtained from trial subjects described in the third sentence of Section 2.5 (Lyra Right of Access and Reference), and (C) assign and transfer, and hereby does assign and transfer, and shall ensure that its Affiliates and its and their Sublicensees, and its or their employees, agents or independent contractors will assign, all of their rights, title and interest in any and all such data and samples referenced in the foregoing clauses (A) and (B), provided that Lian’s obligations under the foregoing clauses (B) and (C) will be to subject to applicable Law and Lian’s contractual rights and obligations with respect thereto.

(j)

Assignment of Third Party Agreements. To the extent requested by Lyra, Lian will promptly upon request assign and transfer to Lyra or its designee (i) all of Lian’s rights, title and interests in and to all clinical trial agreements, manufacturing and supply agreements, and distribution agreements (to the extent assignable) in Lian’s Control, in each case, to the extent such agreements solely relate to such Licensed Product and are necessary or useful for the Development, Manufacture, or Commercialization of such Licensed Product, and (ii) all of Lian’s rights, title, and interests in and to any promotional materials, training materials, medical education materials, packaging and labeling, and all other literature or other information related to such Licensed Product and copyrights and any registrations for the foregoing.

(k)

Return of Confidential Information. Within [***] after the effective date of termination (but not expiration) of this Agreement in its entirety, each Party will, and cause its Affiliates to (i) destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or Control, and provide written certification of such destruction, or (ii) prepare such tangible items of the other Party’s Confidential Information for shipment to such other Party, as such other Party may direct, at the first Party’s expense; provided, however, that, in any event, (A) each Party may retain copies of the Confidential Information of the other Party to the extent necessary to perform its obligations or exercise its rights that survive expiration or termination of this Agreement; and (B) each Party may retain copies of the Confidential Information of the other Party for its legal archives.

(l)	Cooperation. Each Party will cause its Affiliates, Sublicensees, and contractors to comply with the obligations in this Section 12.5 (Effects of Termination).

ARTICLE 13

DISPUTE RESOLUTION

13.1

Dispute Resolution; Escalation. The Parties recognize that disputes as to certain matters arising out of or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising out of or in connection with this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, any and all disputes between the Parties arising out of or in connection with this Agreement (other than (a) matters within the purview of the JSC, which will be resolved in accordance with Section 5.5 (Decision-Making; Escalation to Senior Officers) and (b) matters for which this Agreement expressly provides are subject to a Party’s discretion or sole decision-making authority), will first be referred to the Senior Officers for resolution. The Senior Officers will attempt to resolve the matter in good faith. If the Senior Officers fail to resolve such matter within [***] Business Days after the date on which the matter is referred to the Senior Officers (unless a longer period is agreed to by the Parties), then either Party may submit the dispute for final resolution by binding arbitration in accordance with Section 13.2 (Arbitration).

13.2

Arbitration. Except as set forth in Section 12.5(c) (License Grant to Lyra) and this Section 13.2 (Arbitration), each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof that cannot be resolved pursuant to Section 13.1 (Dispute Resolution; Escalation) will be referred to and finally resolved by arbitration in accordance with the International Chamber of Commerce (the “Rules”) by an arbitral tribunal composed of three arbitrators, all of whom will have previous judicial experience and significant experience in the biopharmaceutical industry, with each Party appointing one arbitrator and the third arbitrator to be selected by agreement of the two arbitrators appointed by the Parties. If the two initial arbitrators are unable to select a third arbitrator within [***] days, then the third arbitrator will be appointed in accordance with ICC rules. The foregoing arbitration proceedings may be commenced by either Party by notice to the other Party. Unless otherwise agreed by the Parties, all such arbitration proceedings commenced by (a) Lyra will be held in [***] and (b) by Lian will be held in [***]; provided, however, that proceedings may be conducted by telephone or video conference call with the consent of the Parties and the arbitrators. All arbitration proceedings will be conducted in the English language. The arbitrators will consider grants of equitable relief and orders for specific performance as co-equal remedies along with awards of monetary damages. The arbitrators will have no authority to award punitive damages. Each Party will pay its own expenses. The Parties hereby agree that the arbitrators have authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrators deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. All rulings by the arbitrators will be final. Notwithstanding any provision to the contrary set forth in this Agreement, any Party may seek equitable measures of protection in the form of attachment of assets or injunctive relief (including specific performance and injunctive relief) in any matter relating to the proprietary rights and interests of either Party from any court of competent jurisdiction, pending a decision by the arbitral tribunal in accordance with this Section 13.2 (Arbitration). The Parties hereby exclude any right of appeal to any court on the merits of such matter. The provisions of this Section 13.2 (Arbitration) may be enforced and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. Except to the extent necessary to confirm an award or as may be required by Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. Nothing in this Section 13.2 (Arbitration) will preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Notwithstanding the Parties’ agreement to arbitrate, unless the Parties agree in writing in any particular case, claims and disputes between the Parties relating to or arising out of, or for which resolution depends in whole or in part on a determination of the interpretation, scope, validity, enforceability or infringement of, Patent Rights or of any Licensed Marks will not be subject to arbitration under this Agreement, and the Parties may pursue whatever rights and remedies may be available to them under law or equity, including litigation in a court of competent jurisdiction, with respect to such claims and disputes.

13.3

JURY WAIVER. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES TO ARBITRATE AS SET FORTH IN SECTION 13.2 (ARBITRATION). THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

ARTICLE 14

MISCELLANEOUS

14.1	Assignment.

(a)

General. This Agreement and the rights and obligations of each Party under this Agreement will not be assignable, delegable, transferable, pledged or otherwise disposed of by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or transfer this Agreement together with all of its rights and obligations hereunder, without such consent (but with written notice to the other Party), (i) to an Affiliate or (ii) to a successor in interest in connection with the transfer or sale of all or substantially all of its business or assets to which this Agreement relates, or in the event of its merger or consolidation, reorganization, or similar transaction. Any permitted assignment of the rights and obligations of a Party under this Agreement will be binding on, and inure to the benefit of and be enforceable by and against, the successors and permitted assigns of the assigning Party. Any assignment or attempted assignment in violation of this Section 14.1 (Assignment) will be null and void.

(b)

Securitization. Notwithstanding anything to the contrary in Section 14.1(a) (General) or elsewhere in this Agreement, Lyra may assign to a Third Party its right to receive the milestone payments and the royalty payments owed under Article 6 (Financial Provisions) (such assignment, a “Securitization Transaction”) without the prior written consent of Lian. Further, in connection with a contemplated Securitization Transaction, subject to Section 8.1(c) (Confidentiality Limitation), Lyra may disclose to such Third Party certain Confidential Information of Lian (including a redacted version of this Agreement and the royalty reports contemplated under Section 6.2(c) (Royalty Payments and Reports)) without the prior written consent of Lian, solely to the extent necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under obligations of confidentiality and non-use with respect to such Confidential Information that are no less stringent than the terms of Article 8 (Confidentiality and Publicity)), and to allow such Third Party to exercise its rights under this Section 14.1(b) (Securitization). As part of any consummated Securitization Transaction, Lyra may assign, without the prior written consent of Lian, its right to receive the royalty reports under Section 6.2(c) (Royalty Payments and Reports) to the counterparty in such Securitization Transaction. Notwithstanding anything to the contrary set forth in this Agreement, if Lyra proposes to enter into a Securitization Transaction with a Third Party that is engaged in the Development, Manufacture, or Commercialization of pharmaceutical products that compete with any product of Lian, then any disclosure of Lian’s Confidential Information to such Third Party will be subject to Lian’s prior written consent, not to be unreasonably withheld.

14.2

Choice of Laws. This Agreement will be governed by and interpreted under the Laws of the State of New York, without regard to the conflicts of law principles thereof. Except as otherwise expressly provided under this Agreement, any dispute, controversy, claim or difference of any kind whatsoever arising out of or in connection with this Agreement will be resolved exclusively in accordance with Section 13.2 (Arbitration); provided, however, that all questions concerning (a) inventorship of Patent Rights under this Agreement will be determined in accordance with Section 7.1 (Ownership of Intellectual Property) and (b) the construction or effect of Patent Rights will be determined in accordance with the Laws of the country, Region or other jurisdiction in which the particular patent within such Patent Rights has been filed or granted, as the case may be. Any communication or proceedings resulting from disputes under this Agreement will be in English language. The Parties agree to exclude the application to this Agreement of the United Nations Conventions on Contracts for the International Sale of Goods (1980).

14.3

Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):

If to Lyra:	[***]. [***] [***] Attention: [***] Email: [***]

With copies to:	[***] [***] [***] Attention: [***] Email: [***]

If to Lian or LianBio:	[***] [***] [***] [***] [***] [***] Attention: [***] Email: [***]

With copies to:	[***] [***] [***] [***] [***] Fax: [***] Email: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) on [***] after dispatch if sent by internationally-recognized overnight courier; or (b) on the [***] after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.

14.4

Severability. In the event that one or more provisions of this Agreement is held invalid, illegal or unenforceable in any respect, then such provision will not render any other provision of this Agreement invalid or unenforceable, and all other provisions will remain in full force and effect and will be enforceable, unless the provisions that have been found to be invalid or unenforceable will substantially affect the remaining rights or obligations granted or undertaken by either Party. The Parties agree to attempt to substitute for any invalid or unenforceable provision a provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.

14.5

Integration. This Agreement, together with all schedules attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous arrangements between the Parties with respect to the subject matter hereof, whether written or oral, including, effective as of the Effective Date, the Prior CDA and the Term Sheet (provided that, in each case, all information disclosed or exchanged under such agreement will be treated as Confidential Information hereunder). In the event of a conflict between the Development Plans or any schedules or attachments to this Agreement, on the one hand, and this Agreement, on the other hand, the terms of this Agreement will govern. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.

14.6

Waivers and Amendments. The failure of any Party to assert a right under this Agreement or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. The exercise by any Party of any right or election under the terms or covenants herein will not preclude or prejudice any Party from exercising the same or any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by the Parties hereunder. Notwithstanding the authority granted to the JSC under this Agreement, (a) no waiver will be effective unless it has been given in writing and signed by the Party giving such waiver, and (b) no provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

14.7

Independent Contractors; No Agency. Neither Party will have any responsibility for the hiring, firing or compensation of the other Party’s or such other Party’s Affiliates’ employees or for any employee benefits with respect thereto. No employee or representative of a Party or its Affiliates will have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on such other Party, without such other Party’s written approval. For all purposes, and notwithstanding any other provision to the contrary set forth in this Agreement, each Party’s legal relationship under this Agreement to the other Party will be that of independent contractor, and the relationship between the two Parties will not constitute a partnership, joint venture, or agency, including for all tax purposes, except as otherwise required by applicable Law.

14.8

Affiliates, Sublicensees, and Contractors. To the extent that this Agreement imposes obligations on Affiliates, Sublicensees, or contractors of a Party, such Party will cause its Affiliates and its Sublicensees and contractors to perform such obligations, as applicable. Either Party may use one or more of its Affiliates, Sublicensees, or contractors to perform its obligations and duties or exercise its rights under this Agreement, solely to the extent permitted and as specified in this Agreement; provided that (a) each such Affiliate, Sublicensee, or contractor will perform any such obligations delegated to it in compliance with the applicable terms and conditions of this Agreement as if such Affiliate, Sublicensee, or contractor were a party hereto, (b) the performance of any obligations of a Party’s by its Affiliates, Sublicensees, or contractors will not diminish, reduce, or eliminate any obligation of such Party under this Agreement, and (c) subject to such Party’s assignment to an Affiliate pursuant to Section 14.1 (Assignment), such Party will remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement. Subject to this Section 14.8 (Affiliates, Sublicensees, and Contractors), if a Party exercises its rights and performs its obligations under this Agreement through one or more of its Affiliates, “Lyra” will be interpreted to mean “Lyra or its Affiliates” and “Lian” will be interpreted to mean “Lian or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights provided to such Party in this Agreement and the ability to perform its obligations under this Agreement.

14.9

Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines (“Force Majeure”) and for so long as such failure or delay continues to be caused by or result from such Force Majeure. The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date (including related government orders) may not be invoked as a Force Majeure for the purposes of this Agreement, because the pandemic is ongoing and those effects may be reasonably foreseeable as of the Effective Date. Notwithstanding the foregoing, a Party will not be excused from making payments owed hereunder due to any such Force Majeure circumstances affecting such Party. The affected Party will notify the other Party in writing of any Force Majeure circumstances as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. If the Force Majeure continues, then the affected Party will update such notice to the other Party on a weekly basis to provide updated summaries of its mitigation efforts and its estimates of when normal performance under this Agreement will be able to resume.

14.10

No Third Party Beneficiary Rights. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights on any other Third Party. This Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, other than, to the extent provided in Article 10 (Indemnification; Damages), the Indemnified Parties.

14.11

Non-exclusive Remedy. Except as expressly provided herein, the rights and remedies provided herein are cumulative and each Party retains all remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief, with respect to any breach of this Agreement.

14.12

Interpretation. The Article and Section headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement. Except as otherwise explicitly specified to the contrary, (a) references to an Article, Section or Schedule means an Article or Section of, or a Schedule to this Agreement and all subsections thereof, unless another agreement is specified; (b) references in any Section to any clause are references to such clause of such Section; (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto; (d) references to particular Laws mean such Laws as in effect as of the relevant time, including all rules and regulations thereunder and any successor Laws in effect as of the relevant time, and including the then-current amendments thereto; (e) words in the singular or plural form include the plural and singular form, respectively; (f) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (g) the terms “including,” “include(s),” “such as,” “e.g.” and “for example” mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (h) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified, and if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day; (i) “monthly” means on a calendar month basis; (j) “quarter” or “quarterly” means on a Calendar Quarter basis; (k) “annual” or “annually” means on a Calendar Year basis; (l) “year” means a 365-day period unless Calendar Year is specified; (m) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (n) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (o) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein will be interpreted in a correlative manner; (p) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (q) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules); (r) neither Party or its Affiliates will be deemed to be acting “on behalf of” the other Party under this Agreement, except to the extent expressly otherwise provided; (s) provisions that require that a Party, or the JSC hereunder “agree”, “consent” or “approve” or the like will be deemed to require that such agreement, consent or approval be specific and in writing in a written agreement, letter or approved minutes, but, except as expressly provided herein, excluding e-mail and instant messaging; and (t) the word “will” will be construed to have the same meaning and effect as the word “shall”.

14.13

Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement (including working collaboratively to correct and clerical, typographical, or other similar errors in this Agreement).

14.14

Ambiguities; No Presumption. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against any Party under the rule of construction, irrespective of which Party may be deemed to have authored the ambiguous provision.

14.15

Export Control. This Agreement is made subject to any restrictions required by applicable Laws concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technology licensed to it or other technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, except in compliance with U.S. export Laws and regulations.

14.16

Execution in Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures.

14.17

LianBio Guarantee. LianBio hereby [***] guarantees, [***], the due and punctual payment and performance of all obligations of Lian under this Agreement (the “Lian Obligations”). LianBio agrees that the Lian Obligations may be extended, modified, or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, modification, or renewal of any Lian Obligation. [***].

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative under seal, in duplicate on the Effective Date.

LYRA THERAPEUTICS, INC.

/s/ Maria Palasis
Name: Maria Palasis
Title: President and CEO

LIANBIO INFLAMMATORY LIMITED

/s/ Yizhe Wang
Name: Yizhe Wang
Title: CEO

LIANBIO
(solely for purposes of Sections 2.9(a) and 14.17 (LianBio Guarantee))

/s/ Yizhe Wang
Name: Yizhe Wang
Title: CEO

[Signature Page to License and Collaboration Agreement]

SCHEDULE 1.73

LICENSED KNOW-HOW

[***]

SCHEDULE 1.75

LICENSED PATENTS

[***]

SCHEDULE 1.79

LYR-210 PRODUCT

[***].

SCHEDULE 1.80

LYR-220 PRODUCT

[***].